                                                Filed Pursuant to Rule 424(b)(5)
                                                   Registration No. 333-47485


 PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 3, 1998)

                                     $250,000,000

                          PUBLIC SERVICE COMPANY OF COLORADO

                      FIRST COLLATERAL TRUST BONDS, SERIES NO. 6

                                  6% BONDS DUE 2003

                                  -----------------


     The First Collateral Trust Bonds, Series No. 6, due 2003 (the "Offered Bonds") of Public Service Company of Colorado (the "Company") will bear interest at 6% per annum, will mature on April 15, 2003, and will not be redeemable prior to maturity. See "CERTAIN TERMS OF THE OFFERED BONDS" herein and "DESCRIPTION OF THE BONDS" in the accompanying Prospectus.

     The Offered Bonds will be represented by global bonds (each a "Global Bond") registered in the name of a nominee of The Depository Trust Company, as Depository. Beneficial interests in Global Bonds representing Offered Bonds will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. The Offered Bonds will not be represented by certificates issued in definitive form (such an Offered Bond, so represented, being called a "Certificated Bond"), except under the limited circumstances described herein. See "CERTAIN TERMS OF THE OFFERED BONDS--Book-Entry System".

     As discussed herein and in the accompanying Prospectus, the principal of and accrued interest on the Offered Bonds will be secured by (i) an equal principal amount of first mortgage bonds of the Company, which will not bear interest, delivered to the 1993 Mortgage Trustee, and (ii) a second mortgage on substantially all of the Company's properties used in the electric utility business. Since such first mortgage bonds will not bear interest, an amount equal to accrued interest, if any, on the Offered Bonds will be secured only by such second mortgage. See "DESCRIPTION OF THE New BONDS--Security" in the accompanying Prospectus.

                                ---------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
            AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
               HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                    ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
                         ACCOMPANYING PROSPECTUS TO WHICH IT
                         RELATES.  ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 PRICE TO      UNDERWRITING     PROCEEDS TO
                                 PUBLIC (1)    DISCOUNT (2)     COMPANY (1)(3)
--------------------------------------------------------------------------------
 Per Offered Bond  . . . . .      99.852%       0.600%             99.252%
--------------------------------------------------------------------------------
   Total . . . . . . . . . .   $249,630,000     $1,500,000       $248,130,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


(1)  Plus accrued interest, if any, from April 20, 1998.
(2) The Company has agreed to indemnify the several Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "UNDERWRITING".
(3)  Before deduction of expenses payable by the Company estimated at $360,000.
                              -------------------------

     The Offered Bonds are offered subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and counsel for the Company. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Offered Bonds will be made through the book-entry facilities of The Depository Trust Company on or about April 20, 1998.
                             ---------------------------
SALOMON SMITH BARNEY
               BANCAMERICA ROBERTSON STEPHENS
                         CHASE SECURITIES INC.
                                   J.P. MORGAN & CO.
                    ----------------

              The date of this Prospectus Supplement is April 15, 1998.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED BONDS. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE OFFERED BONDS IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING".

                          CERTAIN TERMS OF THE OFFERED BONDS

     The following information concerning the Offered Bonds supplements, and should be read in conjunction with, the statements under "DESCRIPTION OF THE NEW BONDS" in the accompanying Prospectus. Certain capitalized terms used herein which are not otherwise defined herein are defined in the accompanying Prospectus.

GENERAL

     The Offered Bonds will be issued as a series of the Company's First Collateral Trust Bonds under the 1993 Mortgage, as previously supplemented and as further supplemented by the supplemental indenture dated as of April 1, 1998 (the "Supplemental Indenture"), relating to the Offered Bonds. The statements herein concerning the Offered Bonds, the 1993 Mortgage and the Supplemental Indenture are merely a summary and do not purport to be complete. Such statements make use of terms defined in the 1993 Mortgage and are qualified in their entirety by reference to said documents.

     The Offered Bonds will be issued in fully registered form only, without coupons. Each Offered Bond will be issued initially in book-entry form. Except as set forth herein under "Book-Entry System", the Offered Bonds will not be issuable as Certificated Bonds. The authorized denominations of the Offered Bonds will be $1,000 and integral multiples thereof.

PAYMENT AND MATURITY

     Each Offered Bond will bear interest from April 20, 1998, payable semiannually on April 15 and October 15, commencing October 15, 1998. The interest on each Offered Bond (other than interest payable at maturity) will be payable by check mailed to the person in whose name such Offered Bond is registered at the close of business on the April 1 or October 1, as the case may be, next preceding the interest payment date in respect thereof, except that (a) in the case of a Global Bond representing Offered Bonds, such payment will be made in accordance with arrangements then in effect among the Company, the Trustee and the Depository (as hereinafter defined), and (b) if and to the extent the Company defaults in the payment of the interest due on any interest payment date, such defaulted interest will be paid to the person in whose name such Offered Bond (or any bond or bonds issued upon transfer or exchange thereof) is registered as of a Special Record Date fixed by the 1993 Mortgage Trustee, which shall not be more than 30 days and not less than 10 days prior to the date of payment of such defaulted interest, or payable in such other manner as permitted by the 1993 Mortgage. Principal, premium, if any, and interest due at maturity on the Offered Bonds will be payable upon presentation thereof at the office of the Trustee that has been designated by the Company as its office or agency for payment.

     The Offered Bonds will mature on April 15, 2003, will be initially issued in the aggregate principal amount of $250,000,000, and will bear interest at the rate of 6% per annum.

REDEMPTION OF THE OFFERED BONDS

     The Offered Bonds will not be redeemable prior to maturity.

BOOK-ENTRY SYSTEM

     The Offered Bonds will be issued in the form of Global Bonds that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), or such other depository as may be subsequently designated by the Company (DTC and any such other depository being herein referred to as the "Depository"), and registered in the name of the Depository, or its nominee. Except under the limited circumstances described below, Offered Bonds represented by a Global Bond will not be exchangeable for Certificated Bonds.

     So long as the Depository, or its nominee, is the registered owner of a Global Bond, such Depository or such nominee, as the case may be, will be considered the sole registered holder of the individual Offered Bonds represented by such Global Bond for all purposes under the 1993 Mortgage. Payments of principal of and premium, if any, and any interest on individual Offered Bonds represented by a Global Bond will be made to the Depository or its nominee, as the case may be, as the registered holder of such Global Bond. Except as set forth below, owners of beneficial interests in a Global Bond will not be entitled to have any of the individual Offered Bonds represented by such Global Bond registered in their names, will not receive or be entitled to receive physical delivery of any such Offered Bonds and will not be considered the registered holder thereof under the 1993 Mortgage, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto as described in the accompanying Prospectus.

     If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed within 90 days, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Bond shall be exchangeable, or (z) an Event of Default has occurred and is continuing with respect to the Offered Bonds and there has been delivered to the Company and the 1993 Mortgage Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of the Offered Bonds in respect thereof will be materially impaired unless such owners hold Certificated Bonds, the Company will issue individual Certificated Bonds in exchange for the Global Bond representing the corresponding Offered Bonds. In any such instance, an owner of an Offered Bond represented by a Global Bond will be entitled to physical delivery of individual Certificated Bonds equal in principal amount to such Offered Bond and to have such Certificated Bonds registered in its name. Individual Certificated Bonds so issued will be issued as registered Offered Bonds in denominations of $1,000 and integral multiples thereof.

     The following is based upon information furnished by DTC:

               DTC will act as securities depository for the Offered Bonds. The Offered Bonds will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). Two fully registered Global Bonds will be issued for the Offered Bonds, together in the aggregate principal amount of such issue, and will be deposited with DTC.

               DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange

     Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

          Purchases of the Offered Bonds under DTC's system must be made by or through Direct Participants, which will receive a credit for such Offered Bonds on DTC's records. The ownership interest of each actual purchaser of each Offered Bond ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Offered Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive Certificated Bonds representing their ownership interests in a Global Bond, except in the event that use of the book-entry system for the Offered Bonds is discontinued.

          To facilitate subsequent transfers, all the Offered Bonds which are deposited with, or on behalf of, DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Bonds with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Offered Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          If applicable, redemption notices shall be sent to DTC. If less than all of the Offered Bonds are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither DTC nor Cede & Co. will consent or vote with respect to the Offered Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Offered Bonds are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

          Principal, premium, if any, and/or interest, if any, payments on the Offered Bonds will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the Company or the 1993 Mortgage Trustee, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the 1993 Mortgage Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to Cede & Co. is the responsibility of the Company and the 1993 Mortgage Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

          A Beneficial Owner shall give notice of any option to elect to have its Offered Bonds purchased or tendered, through its Participant, to the 1993 Mortgage Trustee, and shall effect delivery of such Offered Bonds by causing the Direct Participant to transfer the Participant's interest in the Offered Bonds, on DTC's records, to the 1993 Mortgage Trustee. The requirement for physical delivery of Offered Bonds in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Offered Bonds are transferred by Direct Participants on DTC's records.

          DTC may discontinue providing its services as securities depository with respect to the Offered Bonds at any time by giving reasonable notice to the Company or the 1993 Mortgage Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Bonds are required to be printed and delivered.

     The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Certificated Bonds will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     NONE OF THE COMPANY, THE 1993 MORTGAGE TRUSTEE OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF THE OFFERED BONDS WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN ANY GLOBAL BOND OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

                               APPLICATION OF PROCEEDS

     The net proceeds from the sale of the Offered Bonds will be used for general corporate purposes and to repay short term and other debt incurred for such purposes.

                                     UNDERWRITING

     Subject to the terms and conditions set forth in the Bond Purchase Contract dated as of April 15, 1998 (the "Bond Purchase Contract") among the Company and Salomon Brothers Inc, BancAmerica Robertson Stephens, Chase Securities Inc. and J.P. Morgan Securities Inc. (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the respective principal amounts of the Offered Bonds set forth after their names below.


                                                  PRINCIPAL
               UNDERWRITER                        AMOUNT
              -------------                      ---------
          Salomon Brothers Inc..............      $100,000,000
          BancAmerica Robertson Stephens....        50,000,000
          Chase Securities Inc..............        50,000,000
          J.P. Morgan Securities Inc........        50,000,000
                                                   ------------

                      Total.................      $250,000,000
                                                   ------------
                                                   ------------


     The Underwriters have advised the Company that they propose initially to offer the Offered Bonds to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.350% of the principal amount of the Offered Bonds; that the Underwriters may allow, and such dealers may reallow, a discount not in excess of 0.250% of the principal amount of the Offered Bonds to certain other dealers; and that after the initial public offering, the public offering price, concession and discount may be changed.

     The Bond Purchase Contract provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Salomon Brothers Inc, BancAmerica Robertson Stephens, Chase Securities Inc. and J.P. Morgan Securities Inc. and certain affiliates thereof engage in transactions with and perform commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business.

     In order to facilitate the offering of the Offered Bonds, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Bonds. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Offered Bonds for their own account. In addition, to cover overallotments or to stabilize the price of the Offered Bonds, the Underwriters may bid for, and purchase, the Offered Bonds in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Offered Bonds in the offering, if the syndicate repurchases previously distributed Offered Bonds in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Offered Bonds above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Company has been advised by each Underwriter that such Underwriter may from time to time purchase and sell Offered Bonds in the secondary market, but that it is not obligated to do so. There can be no assurance that there will be a secondary market for the Offered Bonds or liquidity in the secondary market if one develops. From time to time, each Underwriter may make a market in the Offered Bonds. The Offered Bonds will not be listed on any securities exchange.

                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-47485
PROSPECTUS

                                 $450,000,000

                                 [PSCO LOGO]

                         FIRST COLLATERAL TRUST BONDS
                            SENIOR DEBT SECURITIES
                         SUBORDINATED DEBT SECURITIES

                             --------------------

                             PSCO CAPITAL TRUST I
                             PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY
                      PUBLIC SERVICE COMPANY OF COLORADO

                             --------------------

          Public Service Company of Colorado, a Colorado corporation (the "Company"), may offer, from time to time, (i) first collateral trust bonds, which may include medium term notes (the "New Bonds"), (ii) unsecured senior debt securities consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company (the "Senior Debt Securities"), or (iii) unsecured subordinated debt securities consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company (the "Subordinated Debt Securities", together with the Senior Debt Securities, the "Debt Securities"), in each case in one or more series, and in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

          PSCO Capital Trust I (the "Trust"), a statutory business trust formed under the laws of the State of Delaware, may offer a single series of its preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities") in an amount and at the price and terms to be determined at or prior to the time of sale. The Company will be the owner of beneficial interests represented by the common securities of the Trust (the "Common Securities", together with the Preferred Securities, the "Trust Securities"). The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities out of moneys held by the Trust, and payment upon liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantee" below. The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and rank PARI PASSU with the most senior preferred stock, if any, now outstanding or issued from time to time by the Company. The Company's Subordinated Debt Securities may be issued from time to time in one or more series directly or may be issued and sold to the Trust, or a trustee of the Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of the Trust. Subordinated Debt Securities purchased by the Trust may subsequently be distributed pro rata to the holders of Preferred Securities and Common Securities in connection with the dissolution of the Trust.

          The New Bonds, Senior Debt Securities, Subordinated Debt Securities and Preferred Securities together with the related Preferred Securities Guarantee are collectively referred to as the "Offered Securities".

                             --------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION
                   PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

                 The date of this Prospectus is April 3, 1998.

          Certain specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the particular Offered Securities being offered by such Prospectus Supplement or Supplements, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation and where applicable, the following: (i) in the case of the New Bonds, the designation, aggregate principal amount, maturity date or dates, interest rate or rates and times of payment of interest, the terms of any redemption provisions, the purchase price and any other specific terms of the offering, (ii) in the case of the Debt Securities, the designation, aggregate principal amount, denominations, maturity date or dates, premium, if any, terms of subordination, if any, and exchange, conversions, redemption or sinking fund provisions, interest payment dates, interest rate or rates (which may be fixed or variable) or method of calculating interest, currency or currency units in which principal of, premium, if any, and interest will be payable, purchase price, any listing on a securities exchange, any right of the Company to defer payment of interest and the maximum length of such deferral period and any other specific terms of the offering and (iii) in the case of the Preferred Securities, the specific title, aggregate amount, number of securities, stated liquidation preference per security, purchase price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company.

          The Offered Securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of such methods. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in the related Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the following regional offices of the SEC: New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York and Chicago Regional Office, 14th Floor, 500 West Madison Street, Chicago, Illinois. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material is also available from the SEC's Web site at "http://www.sec.gov". Certain of the Company's securities are listed on the New York Stock Exchange and such reports and other information can also be inspected and copied at the office of such exchange on the 7th Floor, 20 Broad Street, New York, New York.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.
Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act,
(ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declaration of Trust of the Trust, the Preferred Securities Guarantee, the Subordinated Debt Securities purchased by the Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantee".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates herein by reference the following documents which have been filed by the Company with the SEC pursuant to the Exchange Act:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (included in the New Century Energies, Inc. combined Annual Report on Form 10-K for the year ended December 31, 1997).

     All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. The documents incorporated or deemed to be incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents". Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any Prospectus Supplement or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, EXCLUDING THE EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO BRIAN P. JACKSON, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, BY MAIL TO PUBLIC SERVICE COMPANY OF COLORADO, SUITE 900, 1225 17TH STREET, DENVER, COLORADO 80202-5533, OR BY TELEPHONE AT (303) 571-7511.

     In addition to the historical information contained or incorporated by reference herein, this Prospectus contains or incorporates by reference a number of "forward-looking statements" within the meaning of the Exchange Act. Such statements address future events and conditions concerning capital expenditures, resolution and impact of litigation, regulatory matters, liquidity and capital resources and accounting matters. Actual results in each case could differ materially from those projected in such statements due to a variety of factors including, without limitation, restructuring of the utility industry; future economic conditions; earnings retention and dividend payout policies; developments in the legislative, regulatory and competitive environments in which the Company operates; and other circumstances that could affect anticipated revenues and costs, such as compliance with laws and regulations. These and other factors are discussed in the Company's filings with the SEC.

                                  THE COMPANY

     The Company, incorporated through merger of predecessors under the laws of the State of Colorado in 1924, is an operating public utility engaged principally in the generation, purchase, transmission, distribution and sale of electricity and in the purchase, transmission, distribution, sale and transportation of natural gas, with the Company's principal distribution center being the Denver metropolitan area. The Company's executive offices are located at 1225 17th Street, Denver, Colorado 80202-5533, where the telephone number is (303) 571-7511.

     On August 1, 1997, the Company and Southwestern Public Service Company consummated a business combination and each became a wholly-owned subsidiary of New Century Energies, Inc. ("NCE"), a registered holding company under the Public Utility Holding Company Act of 1935. The transaction has been accounted for as a pooling of interests for accounting purposes. As a result of the transaction, NCE directly owns the following subsidiaries which previously had been directly owned by the Company: Cheyenne Light, Fuel and Power Company and WestGas InterState, Inc. The Company directly owns the following subsidiaries: PS Colorado Credit Corporation ("PSCCC"), PSR Investments, Inc., 1480 Welton, Inc., Fuel Resources Development Co., a dissolved corporation, and New Century International, Inc., which was established in 1997 in connection with the Company's investment in Yorkshire Power Group, plc. The Company intends to transfer the capital stock of PSCCC to NCE after receipt of regulatory and other approvals. NC Enterprises, Inc., a wholly-owned subsidiary of NCE, directly owns the following subsidiaries which previously had been directly owned by the Company: e prime, inc. and Natural Fuels Corporation. The Company intends that New Century International, Inc., will be transferred to and become a wholly-owned subsidiary of NC Enterprises, Inc. following receipt of appropriate regulatory approval.

                                  THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (as such declaration will be amended and restated substantially as set forth in the form attached to the Registration Statement of which this Prospectus is a part, the "Declaration") executed by the Company as depositor for the Trust (the "Depositor"), and the PSCO Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and the Common Securities, (ii) using the gross proceeds from the sale of the Trust Securities to acquire a corresponding series of Subordinated Debt Securities of the Company and (iii) maintaining the status of the Trust as a grantor trust for federal income tax purposes and engaging in only those other activities necessary, appropriate, convenient or incidental to the foregoing. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of an event of default with respect to the corresponding series of Subordinated Debt Securities of the Company, the rights of the holders of the Common Securities to payment of cash distributions and payments upon redemption, liquidation or otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust.

     The Trust's business and affairs are conducted by three trustees, each appointed by the Company in its capacity as holder of the Common Securities:
(i) The Bank of New York (the "Property Trustee"); (ii) The Bank of New York (Delaware) (the "Delaware Trustee"); and (iii) one individual trustee who is an employee or officer of or affiliated with the Company (the "Administrative Trustee", and collectively with the Property Trustee and the Delaware Trustee, the "PSCO Trustees"). The holder of the Common Securities, or the holders of at least a majority in aggregate liquidation amount of the Trust's Preferred Securities if an event of default under the Declaration has occurred and is continuing (a "Declaration Event of Default"), will be entitled to remove and replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the PSCO Trustees are governed by the Declaration.

     The Company will pay all fees and expenses related to the Trust and the offering of its Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust except the Trust's obligations under its Trust Securities.

The principal place of business of the Trust shall be c/o Public Service Company of Colorado, 1225 17th Street, Suite 900, Denver, Colorado 80202-5533, where the telephone number is (303) 571-7511.

                      RATIO OF CONSOLIDATED EARNINGS TO
                          CONSOLIDATED FIXED CHARGES

                                                 Twelve Months Ended
                                                     December 31,

                                        1993     1994    1995    1996     1997
                                        --------------------------------------
Ratio of consolidated earnings
to consolidated fixed charges           2.54     2.53    2.78    2.75     2.49

     The ratio for future periods will be included in the Company's annual and quarterly reports filed pursuant to the Exchange Act. Such reports are incorporated by reference into this Prospectus at the time they are filed.

                            APPLICATION OF PROCEEDS

     Unless otherwise indicated in the accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of any of the New Bonds or Debt Securities offered hereby (i) to refinance short-term and other debt, (ii) to repurchase or redeem outstanding preferred stock of the Company and (iii) for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein. The Trust will use the proceeds from the sale of its Preferred Securities to purchase Subordinated Debt Securities of the Company.

                          DESCRIPTION OF THE NEW BONDS

     GENERAL: The New Bonds will be issued in one or more series as fully registered bonds, without coupons, under an Indenture, dated as of October 1, 1993 (the "Original 1993 Mortgage"), between the Company and First Trust of New York, National Association, as successor trustee (together with any further successor thereto, the "1993 Mortgage Trustee"). Effective March 30, 1998, the name of First Trust New York, National Association, changed to U.S. Bank Trust National Association. The Original 1993 Mortgage, as supplemented and to be supplemented by various supplemental indentures, including one or more supplemental indentures relating to the New Bonds, is hereinafter referred to as the "1993 Mortgage". The summaries under this heading do not purport to be complete and are subject to, and qualified in their entirety by, the detailed provisions of the 1993 Mortgage. Capitalized terms used under this heading which are not otherwise defined hereunder shall have the meanings ascribed thereto in the 1993 Mortgage. Wherever particular provisions of the 1993 Mortgage or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the Original 1993 Mortgage.

     The 1993 Mortgage provides that, in addition to the New Bonds, other debt securities may be issued thereunder, without limitation as to the aggregate principal amount, on the basis of Class A Bonds (as hereinafter defined), property additions, retired Mortgage Securities (as hereinafter defined) and cash. See

"Issuance of Additional Mortgage Securities". The New Bonds and all other debt securities heretofore or hereafter issued under the 1993 Mortgage are collectively referred to herein as the "Mortgage Securities" or the "Bonds".

     Reference is made to the Prospectus Supplement and any supplement thereto for a description of the following terms of the series of New Bonds in respect of which this Prospectus is being delivered: (i) the title of such New Bonds; (ii) the aggregate principal amount of such New Bonds; (iii) the price (expressed as a percentage of principal amount) at which such New Bonds will be issued; (iv) the date or dates on which the principal of such New Bonds is payable; (v) the rate or rates at which such New Bonds will bear interest, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable ("Interest Payment Dates"), and the regular record dates for the interest payable on such Interest Payment Dates; (vi) the option, if any, of the Company to redeem such New Bonds and the period or periods within which, or the date or dates on which, the prices at which and the terms and conditions upon which, such New Bonds may be redeemed, in whole or in part, upon the exercise of such option; (vii) the obligation, if any, of the Company to redeem or purchase such New Bonds at the option of the registered holder or pursuant to any sinking fund or analogous provisions and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which such New Bonds will be redeemed or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which such New Bonds will be issuable, if other than $1,000 and integral multiples thereof; (ix) whether such New Bonds are to be issued in whole or in part in book-entry form and represented by one or more global New Bonds and, if so, the identity of the depository for such global New Bonds and the specific terms of the depository arrangements therefor; and (x) any other terms of such New Bonds, including with respect to any series, if applicable, any consents to modifications or waivers of covenants contained in the 1993 Mortgage or the 1939 Mortgage (as defined below).

     PAYMENT OF BONDS; TRANSFERS; EXCHANGES: Except as may be provided in the applicable Prospectus Supplement or any supplement thereto, interest, if any, on each Bond payable on each Interest Payment Date will be paid to the person in whose name such Bond is registered (the registered holder of any Mortgage Security being hereinafter called a "Holder") as of the close of business on the regular record date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, hereinafter "Maturity") will be paid to the person to whom principal is paid at Maturity. However, if there has been a default in the payment of interest on any Bond, such defaulted interest may be payable to the Holder of such Bond as of the close of business on a date selected by the 1993 Mortgage Trustee which is not more than 30 days and not less than 10 days prior to the date proposed by the Company for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bond may be listed, if the 1993 Mortgage Trustee deems such manner of payment practicable. (See
Section 307.)

     Unless otherwise specified in a Prospectus Supplement or supplement thereto, the principal of and premium, if any, and interest on the Bonds at Maturity will be payable upon presentation of the Bonds at the corporate trust office of U.S. Bank Trust National Association, in New York, New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Bonds, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion. (See Section 602 and Article One of the Supplemental Indenture(s) relating to the New Bonds.)

     Unless otherwise specified in a Prospectus Supplement or supplement thereto, the transfer of Bonds may be registered, and Bonds may be exchanged for other Bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of U.S. Bank Trust National Association, in New York, New York, as Security Registrar for the Bonds. The Company may change the place for registration of transfer and exchange of the Bonds, and may designate one or more additional places for such registration and exchange, all at its discretion. (See Section 602.) Except as otherwise provided in the applicable Prospectus Supplement or a supplement thereto, no service charge will be made for any transfer or exchange of the Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Bonds. The Company will not be required to execute or to provide for the registration of transfer of or the exchange of (a) any Bond during a period of 15 days prior to giving any notice of redemption or (b) any Bond selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part. (See Section 305.)

     REDEMPTION: Any terms for the optional or mandatory redemption of New Bonds will be set forth in the Prospectus Supplement or a supplement thereto. Except as shall otherwise be provided in the applicable Prospectus Supplement or a supplement thereto with respect to Bonds redeemable at the option of the Holder, Bonds will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the Bonds of a series, or any tranche thereof, are to be redeemed, the particular Bonds to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (See Sections 503 and 504.)

     Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Bonds and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Bonds. (See Section 504.)

     While the Original 1993 Mortgage contains provisions for the maintenance of the Mortgaged Property, it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in the applicable Prospectus Supplement or a supplement thereto, there will be no provisions for any such funds for the New Bonds.

     SECURITY: GENERAL. Except as discussed under this heading and under "Issuance of Additional Mortgage Securities" below, all Mortgage Securities now or hereafter issued under the 1993 Mortgage will be secured, equally and ratably, primarily by

          (a) an equal principal amount of first mortgage bonds (which need not bear interest) issued under the Company's Indenture, dated as of December 1, 1939 (the "Original 1939 Mortgage"), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee (together with any further successor thereto, the "1939 Mortgage Trustee"), and delivered to the Trustee under the 1993 Mortgage (the Original 1939 Mortgage, as amended and supplemented, being hereinafter called the "1939 Mortgage"). As discussed under "DESCRIPTION OF THE 1939 MORTGAGE--Security", the 1939 Mortgage constitutes, subject to certain exceptions, a first mortgage lien on substantially all properties of the Company; and

          (b) the lien of the 1993 Mortgage on substantially all of the Company's properties used or to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy (the "Electric Utility Business"), which lien is junior to the lien of the 1939 Mortgage.

     As discussed below under "Class A Bonds", following a merger or consolidation of another corporation into the Company or the transfer to the Company of property subject to the lien of an existing mortgage and the assumption by the Company of all the obligations of the mortgagor under such mortgage, the Company could deliver to the 1993 Mortgage Trustee bonds issued under a mortgage existing on the properties acquired in such transaction in lieu of or in addition to bonds issued under the 1939 Mortgage. In such event, the Mortgage Securities would be secured, additionally, by such bonds and by the lien of the 1993 Mortgage on such properties, which would be junior to the liens of such existing mortgage and the 1939 Mortgage on such properties. The 1939 Mortgage and all such other mortgages are hereinafter collectively referred to as "Class A Mortgages", and all bonds issued under the Class A Mortgages and delivered to the 1993 Mortgage Trustee are hereinafter collectively referred to as "Class A Bonds". If and when no Class A Mortgages are in effect, the 1993 Mortgage will constitute a first mortgage lien on all property of the Company subject thereto, subject to certain Permitted Liens (as discussed below under "Lien of the 1993 Mortgage"). As discussed below under "Class A Bonds", at the date of this Prospectus the only Class A Mortgage is the 1939 Mortgage. The Company currently believes that it is possible that prior to the Stated Maturity of the New Bonds, all Class A Bonds outstanding under the 1939 Mortgage, other than Class A Bonds delivered to and held by the 1993 Mortgage Trustee as the basis of authentication and delivery of Mortgage Securities, may have been paid, redeemed or otherwise retired and that, thereupon, the Class A Bonds issued under the 1939 Mortgage would be surrendered for cancellation and the 1939 Mortgage would be discharged. Upon discharge of the 1939 Mortgage and assuming no other Class A Mortgage exists at the time, the 1993 Mortgage would become a first mortgage lien on all property of the Company subject thereto, subject to certain Permitted Liens.

     CLASS A BONDS. Class A Bonds issued as the basis for the authentication and delivery of Mortgage Securities will be issued and delivered to, and registered in the name of, the 1993 Mortgage Trustee or its nominee and will be owned and held by the 1993 Mortgage Trustee, subject to the provisions of the 1993 Mortgage, for the benefit of the Holders of all Mortgage Securities Outstanding from time to time, and the Company will have no interest in such Class A Bonds. Class A Bonds issued as the basis of authentication and delivery of Mortgage Securities (a) will mature or be subject to mandatory redemption on the same dates, and in the same principal amounts, as such Mortgage Securities and (b) will contain, in addition to any mandatory redemption provisions applicable to all Class A Bonds Outstanding under the related Class A Mortgage, mandatory redemption provisions correlative to provisions for mandatory redemption of such Mortgage Securities (pursuant to a sinking fund or otherwise), or for redemption at the option of the Holder of such Mortgage Securities. Class A Bonds issued as the basis for authentication and delivery of a series or tranche of Mortgage Securities (x) may, but need not, bear interest, any such interest to be payable at the same times as interest on the Mortgage Securities of such series or tranche and
(y) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount of such Class A Bonds. (See Sections 402 and 701.) To the extent that Class A Bonds issued as the basis for the authentication and delivery of New Bonds do not bear interest, holders of Mortgage Securities will not have the benefit of the lien of the 1939 Mortgage in respect of an amount equal to accrued interest, if any, on such New Bonds; however, such holders will nevertheless have the benefit of the lien of the 1993 Mortgage in respect of such amount.

     Any payment by the Company of principal of, or premium or interest on, the Class A Bonds held by the 1993 Mortgage Trustee will be applied by the 1993 Mortgage Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Mortgage Securities which is then due and, to the extent of such application, the obligation of the Company under the 1993 Mortgage to make such payment in respect of the Mortgage Securities will be deemed satisfied and discharged. If, at the time of any such payment of principal of Class A Bonds, there shall be no principal then due in respect of the Mortgage Securities, such payment in respect of the Class A Bonds will be deemed to constitute Funded Cash and will be held by the 1993 Mortgage Trustee as part of the Mortgaged Property, to be withdrawn, used or applied as provided in the 1993 Mortgage; and thereafter the Mortgage Securities authenticated and delivered on the basis of such Class A Bonds will, to the extent of such payment of principal, be deemed to have been authenticated and delivered on the basis of the deposit of cash. If, at the time of any such payment of premium or interest on Class A Bonds, there shall be no premium or interest, as the case may be, then due in respect of the Mortgage Securities, such payment will be remitted to the Company at its request; provided, however, that if an Event of Default, as described below, shall have occurred and be continuing, such payment shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived. (See Section 702 and "Withdrawal of Cash" below.) Any payment by the Company of principal of, or premium or interest on, Mortgage Securities authenticated and delivered on the basis of the issuance and delivery to the 1993 Mortgage Trustee of Class A Bonds (other than by application of the proceeds of a payment in respect of such Class A

Bonds) will, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Class A Bonds which is then due. (See Section 702 and Article One of the Supplemental Indenture(s) to the 1939 Mortgage creating the Class A Bonds to be delivered in connection with the issuance of the New Bonds.)

     The 1993 Mortgage Trustee may not sell, assign or otherwise transfer any Class A Bonds except to a successor trustee under the 1993 Mortgage. (See
Section 704.) At the time any Mortgage Securities of any series or tranche which have been authenticated and delivered upon the basis of the issuance and delivery to the 1993 Mortgage Trustee of Class A Bonds, cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Class A Bonds) the 1993 Mortgage Trustee will surrender to or upon the order of the Company an equal principal amount of such Class A Bonds. (See Section 703.)

     At the date of this Prospectus, the only Class A Mortgage is the 1939 Mortgage and the only Class A Bonds issuable at this time are first mortgage bonds issuable thereunder. The 1993 Mortgage provides that, in the event that a corporation which was a mortgagor under a mortgage shall have merged into or consolidated with the Company, or shall have conveyed or otherwise transferred property to the Company subject to the lien of such a mortgage and the Company shall have assumed all the obligations of the mortgagor thereunder, and in either case such mortgage constitutes a lien on properties of such other corporation or on such transferred properties, as the case may be, prior to the lien of the 1993 Mortgage, such existing mortgage may be designated by the Company as an additional Class A Mortgage. Bonds thereafter issued under such additional mortgage would be Class A Bonds and could provide the basis for the authentication and delivery of Mortgage Securities under the 1993 Mortgage. (See Section 706.) When no Class A Bonds are Outstanding under a Class A Mortgage except for Class A Bonds held by the 1993 Mortgage Trustee, then, at the request of the Company and subject to satisfaction of certain conditions, the 1993 Mortgage Trustee will surrender such Class A Bonds for cancellation and the related Class A Mortgage will be satisfied and discharged, the lien of such Class A Mortgage on the Company's property will cease to exist and the priority of the lien of the 1993 Mortgage will be increased accordingly. (See Section 707.)

     The 1993 Mortgage contains no restrictions on the issuance of Class A Bonds in addition to Class A Bonds issued to the 1993 Mortgage Trustee as the basis for the authentication and delivery of Mortgage Securities. Class A Bonds may currently be issued under the 1939 Mortgage on the basis of property additions, retirements of bonds previously issued under the 1939 Mortgage and cash deposited with the 1939 Mortgage Trustee. See "DESCRIPTION OF THE 1939 MORTGAGE--Issuance of Additional Bonds Under the 1939 Mortgage".

     LIEN OF THE 1993 MORTGAGE. In the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., based on information obtained from public records and from the Company, the 1993 Mortgage constitutes a mortgage lien on the property specifically or generally described or referred to therein as subject to the lien thereof, except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the 1993 Mortgage other than the lien of the 1939 Mortgage (so long as the 1939 Mortgage remains in effect), the liens of any other Class A Mortgages and Permitted Liens; and the 1993 Mortgage effectively subjects to the lien thereof property (other than excepted property) acquired by the Company after the date of the execution and delivery thereof to the extent, and subject to the qualifications, hereinafter described. So long as such 1939 Mortgage is in effect, the Bonds will have the benefit of the first mortgage lien of the 1939 Mortgage on such property, and the benefit of the prior lien of any additional Class A Mortgage on any property subject thereto, to the extent of the aggregate principal amount of Class A Bonds issued under the respective Class A Mortgages and held by the 1993 Mortgage Trustee for the benefit of holders of First Collateral Trust Bonds, including the New Bonds. The properties subject to the lien of the 1993 Mortgage, whether currently owned or hereafter acquired, are the Company's properties used or to be used in or in connection with the Electric Utility Business (whether or not such is the sole use of such properties). Properties relating to the Company's gas and steam businesses are not subject to the lien of the 1993 Mortgage.

     The lien of the 1993 Mortgage is subject to Permitted Liens which include tax liens and other governmental charges which are not delinquent or which are being contested in good faith; certain workmen's, materialmen's and other liens; certain judgment liens and attachments; certain easements, leases, reservations or other rights of others (including governmental entities) in, on, over, and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, certain property of the Company; certain leasehold interests; certain rights and interests of others which relate to common ownership or joint use of property and liens on the interests of others in such property; certain non-exclusive rights and interests retained by the Company with respect to property used or to be used in or in connection with both the businesses in which the Mortgaged Property is used and any other businesses; and certain other liens and encumbrances. (See Granting Clauses and Section 101.)

     There are excepted from the lien of the 1993 Mortgage, among other things, cash and securities not paid or delivered to, deposited with or held by the 1993 Mortgage Trustee under the 1993 Mortgage; contracts, leases and other agreements of whatsoever kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, governmental and other permits, allowances and franchises, certain intellectual property rights and other intangibles; automobiles, other vehicles, movable equipment and aircraft; goods, stock in trade, wares and merchandise held for sale or lease in the ordinary course of business; materials, supplies and other personal property consumable in the operation of the Mortgaged Property; fuel, including nuclear fuel, whether or not consumable in the operation of the Mortgaged Property; furniture and furnishings; computers, machinery and telecommunication and other equipment used exclusively for corporate administrative or clerical purposes; coal, ore, gas, oil and other minerals and timber, and rights and interests in any such minerals or timber, whether or not such minerals or timber have been mined or extracted or otherwise separated from the land; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company; leasehold interests held by the Company as lessee; and property that is located outside of the State of Colorado. (See "Excepted Property".)

     Without the consent of the Holders, the Company and the 1993 Mortgage Trustee may enter into supplemental indentures in order to subject to the lien of the 1993 Mortgage additional property, whether or not used or to be used in or in connection with the Electric Utility Business (including property which would otherwise be excepted from such lien). (See Section 1401.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Mortgage Securities. See "Issuance of Additional Mortgage Securities".

     The 1993 Mortgage contains provisions subjecting to the lien thereof after-acquired property used or to be used in the Electric Utility Business, subject to the prior lien of the 1939 Mortgage (for as long as such prior lien is in effect). These provisions are limited in the case of consolidation or merger (whether or not the Company is the surviving corporation) or transfer of the Mortgaged Property as, or substantially as, an entirety. In the event of consolidation or merger or the transfer of the Mortgaged Property as or substantially as an entirety, the 1993 Mortgage will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. (See Article Thirteen and "Consolidation, Merger, etc.") In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens and the lien of any Class A Mortgage.

     The 1993 Mortgage provides that the 1993 Mortgage Trustee will have a lien, prior to the lien on behalf of the holders of Mortgage Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 1107.)

     ISSUANCE OF ADDITIONAL MORTGAGE SECURITIES: The aggregate principal amount of Mortgage Securities which may be authenticated and delivered under the 1993 Mortgage is unlimited. (See Section 301.) Mortgage Securities of any series may be issued from time to time on the basis of, and in an aggregate principal amount not exceeding:

          (a) the aggregate principal amount of Class A Bonds issued and delivered to the 1993 Mortgage Trustee;

          (b) 70% of the Cost or Fair Value to the Company (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been (i) made the basis of the authentication and delivery of Mortgage Securities, the release of Mortgaged Property or cash withdrawals, (ii) substituted for retired property or (iii) used as the basis of a credit against, or otherwise in satisfaction of, any sinking, improvement, maintenance, replacement or similar fund, provided that Mortgage Securities of the series or tranche to which such fund relates remain Outstanding) after certain deductions and additions, primarily including adjustments to offset property retirements;

          (c) the aggregate principal amount of Retired Securities (which consist of Mortgage Securities no longer outstanding under the 1993 Mortgage which have not been used for certain other purposes under the 1993 Mortgage and which have not been paid, redeemed or otherwise retired by the application of Funded Cash), but if Class A Bonds had been made the basis for the authentication and delivery of such Retired Securities, only if such Retired Securities became Retired Securities after the discharge of the related Class A Mortgage; and

          (d)  an amount of cash deposited with the 1993 Mortgage Trustee.

(See Article Four.)

     In general, the issuance of Mortgage Securities is subject to the Adjusted Net Earnings of the Company for 12 consecutive months within the preceding 18 months being at least twice the Annual Interest Requirements on all Mortgage Securities at the time outstanding, new Mortgage Securities then applied for, all outstanding Class A Bonds other than Class A Bonds held by the 1993 Mortgage Trustee under the 1993 Mortgage, and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the 1993 Mortgage, except that no such net earnings requirement need be met if the additional Mortgage Securities to be issued are to have no Stated Interest Rate prior to Maturity. Adjusted Net Earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest and amortization of debt discount and expense; any non-recurring charge to income or retained earnings of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of investment or expense), whether or not recorded as a non-recurring item in the Company's books of account; and any refund of revenues previously collected or accrued by the Company subject to possible refund. The calculation of Adjusted Net Earnings also does not, or, in the case of losses or expense, is not required to, include profits or losses from the sale or other disposition of property, or non-recurring items of revenue, income or expense of any kind or nature.
(See Sections 103 and 401.)

     The Company is not required to satisfy the net earnings requirement prior to issuance of Mortgage Securities (i) as provided in (a) above if the Class A Bonds issued and delivered to the 1993 Mortgage Trustee as the basis for such issuance have been authenticated and delivered under the related Class A Mortgage on the basis of retired Class A Bonds or (ii) as provided in (c) above. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication.
With respect to Mortgage Securities of a series subject to a Periodic
Offering (such as a medium-term note program), the 1993 Mortgage Trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the Mortgage Securities of such series. (See Article Four.)

     Property Additions generally include any property which is owned by the Company and is subject to the lien of the 1993 Mortgage except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of the Company. (See Section 104.)

     Unless otherwise provided in the applicable Prospectus Supplement or a supplement thereto, until the 1939 Mortgage has been discharged, the Company will issue the New Bonds on the basis of Class A Bonds issued under its 1939 Mortgage.

     RELEASE OF PROPERTY: Unless an Event of Default has occurred and is continuing, the Company may obtain the release from the lien of the 1993 Mortgage of any Funded Property, except for cash held by the 1993 Mortgage Trustee, upon delivery to the 1993 Mortgage Trustee of cash equal in amount to the amount, if any, that the Cost of the property to be released (or, if less, the Fair Value to the Company of such property at the time it became Funded Property) exceeds the aggregate of:

          (a) the aggregate principal amount, subject to certain limitations, of obligations delivered to the 1993 Mortgage Trustee which are secured by purchase money liens upon the property to be released;

          (b) the Cost or Fair Value to the Company (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

          (c) an amount equal to 10/7ths of the principal amount of Mortgage Securities the Company would be entitled to issue on the basis of Retired Securities (with such entitlement to issue such principal amount of Mortgage Securities being waived by operation of such release);

          (d) an amount equal to 10/7ths of the principal amount of Outstanding Mortgage Securities delivered to the 1993 Mortgage Trustee (with such Mortgage Securities to be cancelled by the 1993 Mortgage Trustee);

          (e) an amount of cash and/or the aggregate principal amount, subject to certain limitations, of obligations secured by purchase money liens upon the property to be released, which in either case is evidenced to the 1993 Mortgage Trustee by a certificate of the trustee or other holder of a lien prior to the lien of the 1993 Mortgage to have been received by such trustee or such other holder in accordance with the provisions of such lien in consideration for the release of such property or any part thereof from such lien; and


          (f) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

          Property which is not Funded Property may generally be released from the lien of the 1993 Mortgage without depositing any cash or property with the 1993 Mortgage Trustee as long as (a) the aggregate amount of Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release.

     The 1993 Mortgage provides simplified procedures for the release of property which has been released from the lien of a Class A Mortgage, minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the 1993 Mortgage Trustee.

     If any property released from the lien of the 1993 Mortgage continues to be owned by the Company after such release, the 1993 Mortgage will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property.
(See Article Eight.)

     WITHDRAWAL OF CASH: Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the 1993 Mortgage Trustee may

          (a)  be withdrawn by the Company

               (i) to the extent of the Cost or Fair Value to the Company (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release) or

               (ii) in an amount equal to 10/7ths of the aggregate principal amount of Mortgage Securities that the Company would be entitled to issue on the basis of Retired Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or

               (iii) in an amount equal to 10/7ths of the aggregate principal amount of any Outstanding Mortgage Securities delivered to the 1993 Mortgage Trustee, or

          (b)  upon the request of the Company, be applied to

               (i) the purchase of Mortgage Securities (at prices not exceeding 10/7ths of the principal amount thereof) or

               (ii) the payment (or provision therefor for the satisfaction and discharge of any Mortgage Securities) at Stated Maturity of any Mortgage Securities or the redemption (or similar provision therefor) of any Mortgage Securities which are redeemable (with any Mortgage Securities received by the 1993 Mortgage Trustee pursuant to these provisions being canceled by the 1993 Mortgage Trustee) (see Section
          806);

provided, however, that cash deposited with the 1993 Mortgage Trustee as the basis for the authentication and delivery of Mortgage Securities, as well as cash representing a payment of principal of Class A Bonds, may only be withdrawn in an amount equal to the aggregate principal amount of Mortgage Securities the Company would be entitled to issue on any basis (with the entitlement to such issuance being waived by operation of such withdrawal), or may, upon the request of the Company, be applied to the purchase, redemption or payment of Mortgage Securities at prices not exceeding, in the aggregate, the principal amount thereof. (See Sections 405 and 702.)

     CONSOLIDATION, MERGER, ETC.: The Company may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) such transaction is on such terms as will fully preserve the lien and security of the 1993 Mortgage and the rights and powers of the 1993 Mortgage Trustee and the Holders; (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as, or substantially as, an entirety is a corporation organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the 1993 Mortgage Trustee a supplemental indenture which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Mortgage Securities and the performance of all of the covenants and conditions of the Company under the 1993 Mortgage and which contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the 1993 Mortgage on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation which shall constitute an improvement, extension or addition to the Mortgaged Property or a renewal, replacement or substitution of or for any part thereof, and, at the election of such corporation, subjecting to the lien of the 1993 Mortgage such other property then owned or thereafter acquired by such corporation as such corporation shall specify; and (c) in the case of a lease, such lease is made expressly subject to termination by the Company or by the 1993 Mortgage Trustee at any time during the continuance of an Event of Default. (See Section 1301.)

     MODIFICATION OF 1993 MORTGAGE: Without the consent of any Holders, the Company and the 1993 Mortgage Trustee may enter into one or more supplemental indentures for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 1993 Mortgage and in the Mortgage Securities; or

          (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Mortgage Securities of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon the Company by the 1993 Mortgage; or

          (c) to correct or amplify the description of any property at any time subject to the lien of the 1993 Mortgage; or to better assure, convey and confirm to the 1993 Mortgage Trustee any property subject or required to be subjected to the lien of the 1993 Mortgage; or to subject to the lien of the 1993 Mortgage additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the 1993 Mortgage for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

          (d) to change or eliminate any provision of the 1993 Mortgage or to add any new provision to the 1993 Mortgage, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Mortgage Securities of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no Mortgage Security of such series or tranche remains outstanding under the 1993 Mortgage; or

          (e) to establish the form or terms of the Mortgage Securities of any series or tranche as permitted by the 1993 Mortgage; or

          (f) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

          (g) to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee; or

          (h) to provide for the procedures required to permit the Company to use a non-certificated system of registration for all, or any series or tranche of, the Mortgage Securities; or

          (i) to change any place or places where (i) the principal of and premium, if any, and interest, if any, on all or any series of Mortgage Securities, or any tranche thereof, will be payable, (ii) all or any series of Mortgage Securities, or any tranche thereof, may be surrendered for registration of transfer, (iii) all or any series of Mortgage Securities, or any tranche thereof, may be surrendered for exchange and (iv) notices and demands to or upon the Company in respect of all or any series of Mortgage Securities, or any tranche thereof, and the 1993 Mortgage may be served; or

          (j) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the 1993 Mortgage, so long as such other changes or additions do not adversely affect the interests of the Holders of Mortgage Securities of any series or tranche in any material respect.

(See Section 1401.)

     Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the Original 1993 Mortgage in such a way as to require changes to the 1993 Mortgage or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original 1993 Mortgage or at any time thereafter, were required by the Trust Indenture Act to be contained in the 1993 Mortgage, the 1993 Mortgage will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company and the 1993 Mortgage Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (See Section 1401.)

     Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Mortgage Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the 1993 Mortgage pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Mortgage Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Mortgage Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Mortgage Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Mortgage Securities of all tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Mortgage Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon), or change the method of calculating such rate, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity, or change the coin or currency (or other property) in which any Mortgage Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Mortgage Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Mortgage Security; (b) permit the creation of any lien not otherwise permitted by the 1993 Mortgage ranking prior to the lien of the 1993 Mortgage with respect to all or substantially all of the Mortgaged Property or terminate the lien of the 1993 Mortgage on all or substantially all of the Mortgaged Property, or deprive the Holders of the benefit of the lien of the 1993 Mortgage, without, in any such case, the consent of the Holders of all Mortgage Securities then Outstanding; (c) reduce the percentage in principal amount of the Outstanding Mortgage Securities of any series, or any tranche thereof, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the 1993 Mortgage or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Mortgage
Security of such series or tranche; or (d) modify certain of the provisions of the 1993 Mortgage relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Mortgage
Securities of any series, or any tranche thereof, without the consent of the Holder of each Outstanding Mortgage Security of such series or tranche. A supplemental indenture which changes or eliminates any covenant or other provision of the 1993 Mortgage which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding Mortgage Securities of one or more specified series, or one or more tranches thereof, or modifies the rights of the Holders of Mortgage Securities of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the 1993 Mortgage of the Holders of the Mortgage Securities of any other series or tranche. (See Section 1402.)

     VOTING OF CLASS A BONDS: The 1993 Mortgage provides that the 1993 Mortgage Trustee will, as holder of Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of Mortgage Securities, attend such meetings of bondholders under the related Class A Mortgage, or deliver its proxy in connection therewith, as relate[s] to matters with respect to which it is entitled to vote or consent. The 1993 Mortgage provides that, so long as no Event of Default as defined in the 1993 Mortgage has occurred and is continuing, the 1993 Mortgage Trustee will, as holder of such Class A Bonds (a) vote in favor of the amendments and modifications to the 1939 Mortgage described under "DESCRIPTION OF THE 1939 MORTGAGE -- Voting of Class A Bonds Issued Under the 1939 Mortgage", and (b) with respect to any amendments or modifications to any Class A Mortgage other than those amendments or modifications referred to in
(a), vote all Class A Bonds Outstanding under such Class A Mortgage then held by it, or consent with respect thereto, proportionately with the vote or consent of holders of all other Class A Bonds Outstanding under such Class A Mortgage the holders of which are eligible to vote or consent, as evidenced by a certificate delivered by the trustee under such Class A Mortgage; provided, however, that the 1993 Mortgage Trustee will not vote in favor of, or consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of the 1993 Mortgage, would require the consent of Holders of Mortgage Securities as described under "Modification of the 1993 Mortgage", without the prior consent of Holders of Mortgage Securities which would be required for such an amendment or modification of the 1993 Mortgage. (See
Section 705.)

     WAIVER: The Holders of at least a majority in aggregate principal amount of all Mortgage Securities may waive the Company's obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the 1993 Mortgage Trustee and the covenant described above with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as, or substantially as, an entirety, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Outstanding Mortgage Securities of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Mortgage Securities of such series or tranches. (See
Section 609.)

     EVENTS OF DEFAULT: Each of the following events constitutes an Event of Default under the 1993 Mortgage:

          (a) failure to pay interest on any Mortgage Security within 60 days after the same becomes due;

          (b) failure to pay principal of or premium, if any, on any Mortgage Security within 3 business days after the Maturity thereof;

          (c) failure to perform or breach of any covenant or warranty of the Company contained in the 1993 Mortgage (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to the Company by the 1993 Mortgage Trustee, or to the Company and the 1993 Mortgage Trustee by the Holders of at least 33% in principal amount of Outstanding Mortgage Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default", unless the 1993 Mortgage Trustee, or the 1993 Mortgage Trustee and the Holders of a principal amount of Mortgage Securities not less than the principal amount of Mortgage Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the 1993 Mortgage Trustee, or the 1993 Mortgage Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by the Company within such period and is being diligently pursued;

          (d) certain events relating to reorganization, bankruptcy and insolvency of the Company or appointment of a receiver or trustee for its property; and

          (e) the occurrence of a matured event of default under any Class A Mortgage (other than any such matured event of default which is of similar kind or character to the Event of Default described in (c) above and which has not resulted in the acceleration of the Class A Bonds Outstanding under such Class A Mortgage); provided that the waiver or cure of any such event of default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding Event of Default under the 1993 Mortgage and a rescission and annulment of the consequences thereof. (See Section 1001.)

     REMEDIES: If an Event of Default occurs and is continuing, then the 1993 Mortgage Trustee or the Holders of not less than 33% in principal amount of Mortgage Securities then Outstanding may declare the principal amount (or if the Mortgage Securities are Discount Securities, such portion of the principal amount of such Discount Securities as may be provided for pursuant to the terms of the 1993 Mortgage) of all of the Mortgage Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Mortgage Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the 1993 Mortgage Trustee as provided in the 1993 Mortgage, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

          (a) the Company has paid or deposited with the 1993 Mortgage Trustee a sum sufficient to pay:

               (i) all overdue interest, if any, on all Mortgage Securities then Outstanding;

               (ii) the principal of and premium, if any, on any Mortgage Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Mortgage Securities; and

               (iii) all amounts due to the 1993 Mortgage Trustee as compensation and reimbursement as provided in the 1993 Mortgage; and

          (b) any other Event or Events of Default, other than the non-payment of the principal of Mortgage Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the 1993 Mortgage. (See Sections 1002 and 1017.)

     The 1993 Mortgage provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the 1993 Mortgage Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property or, with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the 1993 Mortgage Trustee or pursuant to judicial proceedings, the principal of the Outstanding Mortgage Securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 1003, 1004 and 1005.)

     If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Mortgage Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the 1993 Mortgage Trustee or exercising any trust or power conferred on the 1993 Mortgage Trustee, provided that (a) such direction does not conflict with any rule of law or with the 1993 Mortgage, and could not involve the 1993 Mortgage Trustee in personal liability in circumstances where indemnity would not, in the 1993 Mortgage Trustee's sole discretion, be adequate and (b) the 1993 Mortgage Trustee may take any other action deemed proper by the 1993 Mortgage Trustee which is not inconsistent with such direction. (See
Section 1016.)

     The 1993 Mortgage provides that no Holder of any Mortgage Security will have any right to institute any proceeding, judicial or otherwise, with respect to the 1993 Mortgage or for the appointment of a receiver or for any other remedy thereunder unless (a) such Holder has previously given to the 1993 Mortgage Trustee written notice of a continuing Event of Default; (b) the Holders of not less than a majority in aggregate principal amount of the Mortgage Securities then Outstanding have made written request to the 1993 Mortgage Trustee to institute proceedings in respect of such Event of Default and have offered the 1993 Mortgage Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and (c) for 60 days after receipt of such notice, the 1993 Mortgage Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the 1993 Mortgage Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of Mortgage Securities then Outstanding. Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 1011.) Notwithstanding that the right of a Holder to institute a proceeding with respect to the 1993 Mortgage is subject to certain conditions precedent, each Holder of a Mortgage Security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Mortgage Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 1012.)
The 1993 Mortgage provides that the 1993 Mortgage Trustee give the Holders notice of any default under the 1993 Mortgage to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause
(c) under "Events of Default" may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. (See Section 1102.) The Trust Indenture Act currently permits the 1993 Mortgage Trustee to withhold notices of default (except for certain payment defaults) if the 1993 Mortgage Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

     As a condition precedent to certain actions by the 1993 Mortgage Trustee in the enforcement of the lien of the 1993 Mortgage and institution of action on the Mortgage Securities, the 1993 Mortgage Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 1011 and 1101.)

     In addition to every other right and remedy provided in the 1993 Mortgage, the 1993 Mortgage Trustee may exercise any right or remedy available to the 1993 Mortgage Trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an Event of Default under the 1993 Mortgage has occurred and is continuing. (See Section 1020.)

     DEFEASANCE: Any Mortgage Security or Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the 1993 Mortgage, and, at the Company's election, the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the 1993 Mortgage Trustee or any Paying Agent (other than the Company), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the 1993 Mortgage) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the 1993 Mortgage Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Mortgage Security or Securities or portions thereof. (See Section 901.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

     It is possible that for federal income tax purposes any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the related Mortgage Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Mortgage Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Mortgage Securities. Such gain or loss, generally, would be capital in nature to Holders for whom the Mortgage Securities are held as capital assets and any deductions for losses would be subject to certain limitations. Such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust or the income from the securities held in trust, as the case may be. The amount so required to be included in income could be different from the amount that would be includible in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

     RESIGNATION OF THE 1993 MORTGAGE TRUSTEE: The 1993 Mortgage Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of Mortgage Securities then Outstanding delivered to the 1993 Mortgage Trustee and the Company. No resignation or removal of the 1993 Mortgage Trustee and no appointment of a successor 1993 Mortgage Trustee will become effective until the acceptance of appointment by a successor 1993 Mortgage Trustee in accordance with the requirements of the 1993 Mortgage. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if the Company has delivered to the 1993 Mortgage Trustee a resolution of its Board of Directors appointing a successor 1993 Mortgage Trustee and such successor has accepted such appointment in accordance with the terms of the 1993 Mortgage, the 1993 Mortgage Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as 1993 Mortgage Trustee in accordance with the 1993 Mortgage. (See
Section 1110.)

     EVIDENCE TO BE FURNISHED TO THE 1993 MORTGAGE TRUSTEE: Compliance with 1993 Mortgage provisions is evidenced by written statements of Company officers or persons selected or paid by the Company. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the 1993 Mortgage requires that the Company give the 1993 Mortgage Trustee, not less often than annually, a brief statement as to the Company's compliance with the conditions and covenants under the 1993 Mortgage.

     CONCERNING THE 1993 MORTGAGE TRUSTEE: The Company conducts banking transactions with affiliates of the 1993 Mortgage Trustee in the normal course of the Company's business and uses the 1993 Mortgage Trustee or its affiliates as trustee for various debt issues.

                           DESCRIPTION OF THE 1939 MORTGAGE

     GENERAL: The summaries under this heading do not purport to be complete and are subject to the detailed provisions of the 1939 Mortgage. Capitalized terms used under this heading which are not otherwise defined hereunder shall have the meanings ascribed thereto in the 1939 Mortgage. Wherever particular provisions or terms defined therein are referred to, such provisions or definitions are incorporated by reference as part of the statements made herein and such statements are qualified in their entirety by such reference. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the Original 1939 Mortgage.

     SECURITY: Class A Bonds issued under the 1939 Mortgage will rank PARI PASSU, except as to any sinking fund or similar fund provided for a particular series, with all bonds at any time outstanding under the 1939 Mortgage. In the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., based on information obtained from public records and from the Company, the 1939 Mortgage constitutes a first mortgage lien on the property specifically or generally described therein as subject to the lien thereof, except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the 1939 Mortgage other than Permitted Encumbrances, as defined therein; and the 1939 Mortgage by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien thereof) acquired by the Company after the date of the execution and delivery thereof, subject to Permitted Encumbrances, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition, and also subject to certain limitations in the case of consolidation, merger or sale of substantially all the mortgaged property. The principal properties subject to the lien of the 1939 Mortgage are the electric and gas properties owned by the Company and securities of certain subsidiaries. (See Granting and Habendum Clauses, Sections 2 and 3 of Article I, and Section 3 of Article XI of the 1939 Mortgage.)

     The 1939 Mortgage provides that the 1939 Mortgage Trustee shall have a lien prior to the bonds on the mortgaged property for payment of its compensation, expenses and disbursements and for indemnity against certain liabilities. (See
Section 10 of Article XII of the 1939 Mortgage.)

     ISSUANCE OF ADDITIONAL BONDS UNDER THE 1939 MORTGAGE: Additional bonds may be issued under the 1939 Mortgage in a principal amount equal to (a) 60% of net property additions (as defined in the 1939 Mortgage) acquired or constructed within five years of certification to the 1939 Mortgage Trustee, (b) the principal amount of certain retired bonds or prior lien bonds or (c) deposited cash (in certain cases 60% thereof). See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     No bonds may be issued under the 1939 Mortgage, as provided in clauses
(a) and (c) above, unless the net earnings of the Company (as defined in Section 5 of Article I of the 1939 Mortgage and as discussed below) are at least 2 1/2 times the annual interest on all bonds issued and outstanding under the 1939 Mortgage, including the bonds applied for (but excluding any bonds to be paid, retired or redeemed with the proceeds of the bonds applied for), and indebtedness secured by prior liens. Such net earnings test generally need not be satisfied prior to the issuance of bonds as provided in clause (b) above unless (x) the new bonds are issued more than two years prior to the stated maturity of the retired bonds and the new bonds bear a greater rate of interest than the retired bonds or (y) the new bonds are issued in respect of retired bonds, the interest charges on which have been excluded from any net earnings certificate filed with the 1939 Mortgage Trustee since the retirement of such bonds. (See Article III of the 1939 Mortgage.) See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     Cash deposited under clause (c) above may be withdrawn by the Company in an amount equal to the principal amounts of bonds issuable pursuant to clauses (a) and (b) above (in certain cases 166-2/3% thereof) without regard to earnings or may be applied to the purchase or redemption of bonds of one or more series selected by the Company. (See Sections 8, 9 and 10 of Article III of the 1939 Mortgage.) See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     Net earnings are computed before provision for depreciation and amortization of property, income and profits taxes (as defined in the 1939 Mortgage), interest on any indebtedness and amortization of debt discount and expense and do not take into account any profits or losses from the sale or disposal of capital assets or securities. (See Section 5 of Article I of the 1939 Mortgage.)

     Property additions under the 1939 Mortgage consist of property used or useful in the electric, gas or steam business (with certain exceptions) acquired or constructed by the Company within five years next preceding the certification thereof to the 1939 Mortgage Trustee. (See Section 4 of Article I of the 1939 Mortgage.) See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     The approximate amount of net property additions as of December 31, 1997, and the amount of retired bonds as of December 31, 1997, available for use as the basis for the issuance of Class A Bonds under the 1939 Mortgage, subject to the net earnings restrictions discussed above, were $758,333,879 and $669,480,000, respectively. The Company will determine, at the time of each issuance of Class A Bonds under the 1939 Mortgage which are to be the basis for the issuance of New Bonds, whether such Class A Bonds will be issued upon the basis of property additions or retired bonds. As of December 31, 1997, $1,424,417,000 in aggregate principal amount of bonds were outstanding under the 1939 Mortgage, $822,167,000 aggregate principal amount of which was held by the 1993 Mortgage Trustee as security for outstanding Mortgage Securities under the 1993 Mortgage.

     The 1939 Mortgage contains restrictions on (a) the acquisition of property securing prior lien indebtedness in excess of 60% of the fair value of the property and (b) the issuance of bonds, withdrawal of cash or release of property on the basis of property subject to a prior lien. Prior lien indebtedness secured by property theretofore acquired may not be increased unless the evidence thereof is pledged with the 1939 Mortgage Trustee. (See
Section 4 of Article I and Sections 15, 17 and 19 of Article IV of the 1939 Mortgage.) See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     MAINTENANCE AND REPLACEMENT FUND FOR BONDS OUTSTANDING UNDER THE 1939
MORTGAGE: Although there will be no provision for a maintenance and replacement fund with respect to Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of New Bonds, the Company has covenanted, with respect to various series of outstanding bonds issued under the 1939 Mortgage maturing through July 1, 1998, that, so long as any bond of such series remains outstanding, the Company will, for each calendar year (herein called the "accounting period"), pay to the 1939 Mortgage Trustee, as a Maintenance and Replacement fund, an amount in cash not less than the sum of 15% of the gross electric operating revenues and 10% of the gross gas and steam operating revenues (as defined in the 1939 Mortgage, which, among other things, provides for the deduction therefrom the cost of purchased electric current, gas and steam) derived from the mortgaged property during the accounting period, LESS, HOWEVER, the following optional credits: (a) expenditures during the accounting period for repairs and maintenance of the mortgaged property; (b) the cost of property additions during the accounting period deemed to renew or replace retired or abandoned property, subject to adjustment for any outstanding prior lien bonds secured by such property additions; (c) the principal amount of all bonds and/or 166-2/3% of the principal amount of all prior lien bonds, retired or redeemed and for which no bonds have been issued, credit taken or cash withdrawn under the 1939 Mortgage; and (d) net property additions to the extent of 100% thereof. Cash so deposited may be applied to the purchase or redemption of such bonds as the Company may designate, which by their terms are redeemable prior to maturity (including any of the Class A Bonds issued under the 1939 Mortgage that are so redeemable and that were issued as the basis for the issuance of Bonds) at a price not exceeding the then current redemption price as set forth in the relevant supplemental indenture and the accrued interest on such bonds, or may be withdrawn upon the basis of certain property additions or certain retired bonds or prior lien bonds. (See Section 8 of Article IV of the 1939 Mortgage and Article Two of certain supplemental indentures.) See "Voting of Class A Bonds Issued Under the 1939 Mortgage".

     The series of outstanding bonds which contain maintenance and replacement fund covenants mature through July 1, 1998, but may be redeemed prior to their stated maturity. The Company does not anticipate issuing any additional series of bonds under the 1939 Mortgage which will contain such covenants. The Company will no longer be bound by such covenants after all the bonds of such series have been retired.

     MODIFICATION OF THE 1939 MORTGAGE: The 1939 Mortgage and the rights of bondholders thereunder may be modified with the consent of the Company, and of the 1939 Mortgage Trustee if deemed affected, and the consent of the holders of not less than 75% in principal amount of the bonds then outstanding, or of not less than 75% in principal amount of the outstanding bonds of any one or more series which may be affected by any such modification; except that the bondholders, without the consent of the holder of each bond affected, have no power to (a) extend the time of payment of the principal of or interest on any bonds; (b) reduce the principal amount thereof or the rate of interest thereon, or otherwise modify the terms of payment of principal or interest; (c) permit the creation of any lien ranking prior to or on a parity with the lien of the 1939 Mortgage with respect to any of the mortgaged property; (d) deprive any nonassenting bondholder of a lien upon the mortgaged property for the security of his/her bonds; or (e) reduce the percentage of bondholders authorized to take such action. (See Article XIV of the 1939 Mortgage.) The Company has reserved the right to amend the 1939 Mortgage without any consent or other action by holders of any series of bonds created after October 31, 1975 (including Class A Bonds issued under the 1939 Mortgage as the basis for the issuance of New Bonds) to reduce the required consent of bondholders described above from 75% to 60%. (See Article Five of the Supplemental Indenture dated as of November 1, 1977.)

     VOTING OF CLASS A BONDS ISSUED UNDER THE 1939 MORTGAGE: The 1993 Mortgage provides that, so long as no Event of Default as defined in the 1993 Mortgage has occurred and is continuing thereunder, the 1993 Mortgage Trustee will, as holder of Class A Bonds issued under the 1939 Mortgage and delivered as the basis for the issuance of Bonds,

          (a) vote or consent in favor of amendments or modifications to the 1939 Mortgage of substantially the same tenor and effect as follows:

               (i) to expand the definition of property additions to eliminate geographical restrictions to certain states and allow the inclusion of properties located anywhere in the United States, Canada and Mexico, or their coastal waters; to include space satellites and stations, solar power satellites and other analogous facilities; to include nuclear fuel and other analogous devices or substances and to establish other provisions as to such fuel; to include properties located on leased real property, subject to certain limitations; to include goodwill when acquired with a public utility system, subject to certain limitations; and to delete the requirement that property additions must have been acquired or constructed within five years;

               (ii) to remove the requirement that certificates delivered to the 1939 Mortgage Trustee be verified;

               (iii) to liberalize the requirements for publication of notices of redemption and other notices;

               (iv) to eliminate the maintenance and replacement fund or, in the alternative,

                      (A) to change the amount of cash deliverable to the 1939 Mortgage Trustee to the lower of (x) 10% of the combined electric, gas and steam gross operating revenues of the Company or (y) 2% of the cost of the depreciable property of the Company, less the accumulated provision for depreciation; and

                      (B) to change the definition of gross operating revenues to deduct the cost of fuel used to provide electric, gas and steam services;

               (v) to change the opinion of counsel required to be delivered upon the certification of property additions to delete the requirement that the Company have all necessary permission from governmental authorities to use and operate such property additions;

               (vi) to specifically allow the inclusion of earnings collected subject to refund in net earnings for purposes of the interest coverage requirement for the issuance of bonds;

               (vii) to specifically permit the debt component, in addition to the equity component, of the allowance for funds used during construction to be included in net earnings for purposes of the interest coverage requirement for the issuance of bonds;

               (viii) (A) to reduce the interest coverage requirement for the issuance of bonds to 2 times from 2 1/2 times annual interest charges on outstanding bonds, including bonds applied for, and prior lien indebtedness; or, in the alternative,

                      (B) to change such coverage requirement to a requirement that net earnings be at least equal to either (x) 2 (or any higher amount) times annual interest charges on, or
                      (y) 15% (or any higher percentage) of the aggregate principal amount of, outstanding bonds, including the bonds applied for, and prior lien indebtedness;

               (ix) to remove the restrictions on acquiring property subject to a prior lien (retaining, however, the restrictions on certifying such property as property additions);

               (x) to raise the minimum dollar amount of fire and other losses that must be payable to the 1939 Mortgage Trustee from $50,000 to 3% (or any higher percentage) of the principal amount of outstanding bonds; and to specifically permit the Company to carry insurance policies with deductible provisions equal to 3% (or any higher percentage) of the principal amount of outstanding bonds or any higher deductible amount usually contained in the policies of other companies owning and operating similar properties;

               (xi) to delete the covenant of the Company to "observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged property";

               (xii) to delete the requirement that the 1939 Mortgage Trustee be located in New York, New York and that the Company maintain an office in New York, New York, to make payments on bonds and register transfers thereof;

               (xiii) to modify the special release provision of the 1939 Mortgage to increase the amount of the aggregate value of property which may be released from the lien of the 1939 Mortgage within any period of 12 consecutive calendar months without compliance with all the conditions of the general release provision from $25,000 to (A) the greater of $25,000 or 1% of the aggregate principal amount of outstanding bonds or (B) the greater of $10,000,000 or 3% of the aggregate principal amount of outstanding bonds (or any lower amount or percentage);

               (xiv) to permit bonds to be issued under the 1939 Mortgage in a principal amount equal to 70% of net property additions instead of 60% and to make correlative changes in provisions relating to, among other things, the release of property from the lien of the 1939 Mortgage, the withdrawal of cash held by the 1939 Mortgage Trustee, the acquisition and use under the 1939 Mortgage of property securing prior lien indebtedness, and the use of retired prior lien bonds; and

               (xv) to modify the definition of all defaults under the 1939 Mortgage to be substantially identical to the Events of Default under the 1993 Mortgage; and

          (b) with respect to any amendments or modifications to the 1939 Mortgage other than those referred to in (a) above, vote all Class A Bonds Outstanding under the 1939 Mortgage then held by it, or consent with respect thereto, in the manner as described under "DESCRIPTION OF THE BONDS -- Voting of Class A Bonds". (See Section 705 of the 1993 Mortgage.)

     The Company has reserved the right to make any or all of the modifications to the 1939 Mortgage described in (a)(i) through (a)(xiii)(A) above without consent or other action of the holders of certain outstanding series of bonds previously issued under the 1939 Mortgage. (See Article Three of the Supplemental Indenture dated as of March 1, 1980 and Article Four of the Supplemental Indentures dated as of July 1, 1990, December 1, 1990, and March 1, 1992, respectively). In addition, the indentures under which certain pollution control revenue bonds of Morgan County, Colorado and Adams County, Colorado were issued provide that the trustees thereunder, as holders of bonds issued under the 1939 Mortgage, shall vote in favor of, or consent with respect to, any or all of the possible modifications described in (a)(i) through
(a)(xiii)(A) above. The aggregate principal amount of bonds with respect to which such right has been reserved or with respect to which such agreements to consent have been obtained, together with the bonds held by the 1993
Mortgage Trustee, exceeds the 75% in aggregate principal amount of outstanding bonds required to approve such modifications, and therefore the Company may effect such modifications at its discretion upon the taking of appropriate corporate action as required by the 1939 Indenture.

     DEFAULT UNDER THE 1939 MORTGAGE: An event of default under the 1939 Mortgage includes a failure to pay interest on any bond, or to pay a sinking fund installment, for 60 days after such payment becomes due, a failure to pay the principal of or premium, if any, on any bond when the same becomes due, a default with respect to the payment of principal of or interest on any prior lien bonds, a failure to perform any other covenant in the 1939 Mortgage for 90 days after notice given to the Company by the 1939 Mortgage Trustee or by the holders of 10% in principal amount of outstanding bonds, certain events in bankruptcy, and an Event of Default under the 1993 Mortgage and/or certain matured events of default under any other Class A Mortgage. (See Section 1 of Article VIII of the 1939 Mortgage and Article Five of the Supplemental Indenture dated as of November 1, 1993 creating the First Mortgage Bonds, Collateral Series A.) The 1939 Mortgage Trustee may withhold notice of default (except default in the payment of principal of or premium, if any, or interest on the bonds or in the payment of a sinking fund installment) if it determines such withholding to be in the interests of the bondholders. (See Section 2 of Article VIII of the 1939 Mortgage.) The Company is required to report annually to the 1939 Mortgage Trustee as to compliance with the covenants contained in the 1939 Mortgage. (See Section 24 of Article IV of the 1939 Mortgage.)

     Upon the occurrence of a default under the 1939 Mortgage, the 1939 Mortgage Trustee or the holders of 25% in principal amount of outstanding bonds may declare the principal of and interest accrued on all outstanding bonds due and payable immediately; PROVIDED, HOWEVER, that if such default has been cured, (a) the holders of a majority in principal amount of outstanding bonds may annul such declaration or (b) if, in making such declaration, the 1939 Mortgage Trustee shall have acted without a direction from the holders of a majority in principal amount of outstanding bonds, or if such declaration was made by the holders of 25% in principal amount of outstanding bonds and the holders of a majority in principal amount of outstanding bonds shall not have theretofore delivered a written notice to the contrary, then such declaration shall IPSO FACTO be deemed to be annulled. (See Section 1 of Article VIII of the 1939 Mortgage.)

     ACTION BY 1939 MORTGAGE TRUSTEE: Except as otherwise provided in the 1939 Mortgage, the holders of a majority in principal amount of bonds outstanding under the 1939 Mortgage have the right to require the 1939 Mortgage Trustee to enforce the lien of the 1939 Mortgage and direct the time, method and place of conducting any proceedings for any remedy available to the 1939 Mortgage Trustee under the 1939 Mortgage. (See Section 15 of Article VIII of the 1939 Mortgage.) No holder of bonds outstanding under the 1939 Mortgage has the right to enforce the lien of the 1939 Mortgage without giving to the 1939 Mortgage Trustee written notice of default and unless the holders of a majority in principal amount of outstanding bonds shall have requested the 1939 Mortgage Trustee to act and have offered the 1939 Mortgage Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby and the 1939 Mortgage Trustee shall have failed to take action within 60 days. (See Section 16 of Article VIII of the 1939 Mortgage.)

     CONCERNING THE 1939 MORTGAGE TRUSTEE: The Company conducts banking transactions with affiliates of the 1939 Mortgage Trustee in the normal course of the Company's business and uses the 1939 Mortgage Trustee or its affiliates as trustee for various debt issues.


                         DESCRIPTION OF THE DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities may be issued, from time to time, in one or more series and will constitute either Senior Debt Securities or Subordinated Debt Securities. The Debt Securities will be unsecured obligations of the Company. The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures although the description of the Indentures herein applies to both Indentures unless specifically stated otherwise. The Senior Debt Securities will be issued under an Indenture (the "Senior Debt Securities Indenture"), between the Company and The Bank of New York, as trustee (the "Senior Debt Securities Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Debt Securities Indenture"), between the Company and The Bank of New York, as trustee (the "Subordinated Debt Securities Trustee"). The Indentures are subject to being qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A form of each of the Indentures is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures", and the Senior Debt Securities Trustee and the Subordinated Debt Securities Trustee are referred to herein as the "Indenture Trustee".

     The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by the detailed provisions of the Indentures, including the definitions therein of certain terms. Certain capitalized terms used under this heading which are not otherwise defined hereunder shall have the meanings ascribed thereto in the Indentures. Whenever particular provisions of the Indentures or terms defined therein are referred to, such provisions or definitions are incorporated by reference as part of the statements made herein and such statements are qualified in their entirety by such reference. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the Indentures.

     GENERAL: The Debt Securities will be unsecured obligations of the Company. The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of the Company. Debt Securities may be issued under the Indentures, from time to time, in one or more series. (See Section 301.)

     The Debt Securities will rank PARI PASSU in right of payment with all other unsecured indebtedness of the Company, except that the Senior Debt Securities will be senior in right of payment to any subordinated indebtedness which, by its terms, is subordinate to the Senior Debt Securities, including the Subordinated Debt Securities.

     Reference is made to the Prospectus Supplement relating to the Debt Securities being offered (the "Offered Debt Securities") for, among other things, the following terms thereof: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) whether or not the Debt Securities will be issued in global form and the terms thereof and the depository therefor; (iv) the date or dates on which the Offered Debt Securities will mature; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest or the method by which such rate or rates shall be determined and the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates or the method by which such date or dates shall be determined; (vi) the place or places where the principal of (and premium, if any) on the Offered Debt Securities shall be payable; (vii) the right of the Company, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of any such deferral period; (viii) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of any such optional redemption; (ix) the date or dates, if any, on which, and the price or prices at which the Company is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem the Offered Debt Securities and other detailed terms and provisions of such mandatory redemption; (x) the denominations in which the Offered Debt Securities will be issued, if other than denominations of $1,000 and any integral multiple thereof; (xi) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, which will be payable upon declaration of acceleration of the maturity thereof; (xii) additional Events of Default with respect to the Offered Debt Securities, if any, other than those set forth in the appropriate Indenture;
(xiii) whether the provisions of the appropriate Indenture relating to Defeasance and Covenant Defeasance shall be applicable to the Offered Debt Securities; (xiv) the currency or currencies or units based on or related to currencies in which the Offered Debt Securities shall be denominated, and in which payments or principal of, and any premium and interest on such Offered Debt Securities will be payable, if other than U.S. dollars; (xv) additional covenants, if any, with respect to the Offered Debt Securities other than those set forth in the appropriate Indenture; (xvi) the identity of the Registrar or any Paying Agent, if other than the Trustee; (xvii) any exceptions to provisions in the appropriate Indenture relating to legal holidays or the definition of "Business Day" with respect to the Offered Debt Securities; and (xviii) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the appropriate Indenture). For a description of the terms of the Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth herein. (See Section 301.)

     The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof. (See
Section 101.)

     Debt Securities of any series may be offered in a Periodic Offering, in which any or all of the specific terms of each Security of such series may vary from other Securities of such series, including with respect to rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof, the redemption provisions, if any, and such other terms as may be permitted by the Indenture and determined by the Company from time to time as provided in the Indentures.

     CONSOLIDATION, MERGER OR SALE BY THE COMPANY: Each Indenture provides that the Company shall not consolidate with, merge with or into any other corporation (whether or not the Company shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (i) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, all the obligations of the Company under the Debt Securities issued thereunder and the Indenture, executed and delivered to the Indenture Trustee in form satisfactory to the Indenture Trustee; (ii) immediately before and after giving effect to such transaction or series of transactions, no Event of Default, and no Default, shall have occurred and be continuing; and (iii) the Company shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures comply with the Indenture and such other conditions as may be established in connection with the issuance of the applicable Debt Securities. (See Article Eight.)

     EVENTS OF DEFAULT AND NOTICE THEREOF: The following are Events of Default under the Indentures with respect to Debt Securities of any series issued thereunder: (i) failure by the Company to pay interest on any Debt Security of that series when due and such failure continues for 30 days and the time for payment has not been extended or deferred; (ii) failure by the Company to pay the principal of (or premium, if any, on) any Debt Security of that series when due and payable at Maturity, including upon redemption but excluding any failure by the Company to deposit money in connection with any redemption at the option of the Company, and the time for payment has not been extended or deferred; (iii) failure by the Company to observe or perform any other covenant, warranty or agreement contained in the Debt Securities of that series or in the Indenture (other than a covenant, agreement or warranty included in the Indenture solely for the benefit of Debt Securities other than that series), and such failure continues for a period of 60 days after notice has been received by the Company from the Indenture Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series; (iv) certain events of bankruptcy, insolvency or reorganization relating to the Company; (v) failure by the Company to pay interest on any series of Debt Security issued under the Indenture and such failure continues for 30 days, or failure to pay the principal of or premium, if any, on any series of Debt Security issued under the Indenture when the same shall become due and payable at Maturity (including upon redemption but excluding any failure by the Company to deposit money in connection with any redemption at the option of the Company) and the time for payment of such interest or principal shall not have been extended or deferred; and (vi) any other Event of Default with respect to Debt Securities of that series specified in the Prospectus Supplement relating thereto or Supplemental Indenture under which such series of Debt Securities is issued. (See Section 501.)

     The Indentures provide that the Trustee thereunder shall, within 30 days after the occurrence of any Default or Event of Default with respect to Debt Securities of any series issued thereunder, give the Holders of

Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Debt Securities of any series, the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Debt Securities of the affected series. (See
Section 602.)

     If an Event of Default with respect to Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Indenture Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series, by notice in writing to the Company (and to the Indenture Trustee if given by the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series), may declare the unpaid principal of and accrued interest, if any, to the date of acceleration (or, if the Debt Securities are Original Issue Discount Securities, such portion of that principal as may be specified in the terms thereof) on all the Outstanding Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Debt Securities of that series shall become immediately due and payable. (See Section 502.)

     If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Debt Securities of all series will become immediately due and payable without any declaration or other act on the part of the Indenture Trustee or any Holder of any Debt Security. (See Section 502.)

     Any such declaration with respect to Debt Securities of any series may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Debt Securities of that series) may be waived by the Holders of a majority of the principal amount of the Outstanding Debt Securities of that series, upon the conditions provided in the Indenture. (See Section 513.)

     If the Subordinated Debt Securities of any series are then held by a statutory trust created by the Company for the purpose of issuing preferred securities and common securities and purchasing a series of Subordinated Debt Securities with the proceeds thereof, each holder of the preferred securities of the trust may bring suit directly against the Company for the enforcement of payment to such holder in respect of the Subordinated Debt Securities of such series held by the trust in a principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder. The holders of at least a majority in aggregate liquidation amount of preferred securities of the trust must consent to any waiver of an Event of Default with respect to the series of Subordinated Debt Securities held by the trust and each such holder must consent to any supplemental indenture that would adversely affect the interests of such holders. (See Sections 502, 508, 513 and 902.)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in the event an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. (See Section 603.) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series; provided that (i) such direction is not in conflict with any law or the Indenture; (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; and (iii) subject to its duties under the Trust Indenture Act, the Indenture Trustee need not take any action that might involve the Indenture Trustee in personal liability or might be unduly prejudicial to the Holders not joining therein. (See Section 512.)

     No Holder of the Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (See Sections 507 and 508.)

     The Indentures provide that the Company shall periodically file statements with the Indenture Trustee regarding compliance by the Company with certain of the covenants therein and shall specify any Event of Default or Defaults with respect to Debt Securities of any series outstanding thereunder, in performing such covenants, of which the signers may have knowledge. (See Section 704.)

     MODIFICATION OF INDENTURES; WAIVER: The Indentures may be modified by the Company and the applicable Indenture Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Debt Securities of any series. In addition, under the Indentures, certain rights and obligations of the Company and the rights of Holders of the Debt Securities may be modified by the Company and the Indenture Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; PROVIDED that no such modification or amendment may, without the consent of each Holder of any Outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Debt Security; (ii) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the Maturity thereof; (iii) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants; (vi) modify the provisions of the Indenture with respect to the subordination of the Debt Securities in a manner adverse to the holders; (vii) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indentures, or to waive compliance with certain provisions thereof or Defaults or Events of Default thereunder and the consequences thereof; or
(viii) change the redemption provisions of any Debt Security in a manner adverse to such holder. (See Article Nine.)

     The Subordinated Debt Securities Indenture will provide that if the Subordinated Debt Securities of any series are then held by a statutory trust created by the Company for the purpose of issuing preferred securities and common securities and purchasing a series of Subordinated Debt Securities with the proceeds thereof, the Company and the Subordinated Debt Securities Indenture Trustee shall not enter into any supplemental indenture, for the purposes of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Subordinated Debt Securities Indenture, that adversely affects the holders of such preferred securities of the trust without the prior consent of the holders of each such preferred security. (See Section 902.)

     DEFEASANCE: The Company may terminate its substantive obligations in respect of Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Debt Securities of that series) by (i) depositing with the applicable Indenture Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations or a combination thereof sufficient to pay all remaining indebtedness on the Debt Securities of that series, (ii) delivering to such Indenture Trustee either an Opinion of Counsel or a ruling directed to the Indenture Trustee from the Internal Revenue Service to the effect that the Holders of the Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Indenture. (See Section 1304.)

     SUBORDINATION: For purposes of the description of the Subordinated Debt Securities, the term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest, if any, on the following, whether outstanding on the date of execution of the Indenture or thereafter incurred or created:
(i) all obligations of the Company for money borrowed by the Company (including Capital Lease Obligations and purchase money obligations with an original maturity in excess of one year) or evidenced by debentures (other than Debt Securities issued under the Subordinated Debt Securities Indenture), bonds, notes, bankers' acceptances or other corporate debt securities or similar instruments issued by the Company, (ii) all obligations of the Company with respect to letters of credit; (iii) all obligations of the Company constituting a guarantee or assumption of indebtedness of others of the type referred to in the preceding clauses (i) and (ii), including through an agreement to purchase, contingent or otherwise; (iv) all dividends of others for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations of the type referred to in clauses (i) through (iv) of others secured by any property or asset of the Company (whether or not such obligation is assumed by the Company), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; or (vi) renewals, extensions or refundings of any of the obligations referred to in the preceding clauses (i) through (v); unless, in the case of any particular obligation or renewal, extension or refunding thereof, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such obligation or such renewal, extension or refunding thereof is not superior in right of payment to or is PARI PASSU with the Subordinated Debt Securities. The term "Capital Lease Obligations" shall mean any obligation of a Person that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP.

     The payment of the principal of and premium, if any, and any interest on the Subordinated Debt Securities (including making any deposit pursuant to the provisions described under "Defeasance" or repurchasing, redeeming or otherwise retiring any Subordinated Debt Securities) will, to the extent set forth in the Subordinated Debt Securities Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Upon any payment or distribution of assets or securities to creditors upon any dissolution, winding up, or total or partial liquidation or reorganization of the Company whether voluntary or involuntary or in bankruptcy, insolvency, receivorship or similar proceedings of the Company, the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full in cash or cash equivalents of the principal of, premium, if any, or any interest due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment or distribution in respect of the principal of, premium, if any, or any interest on the Subordinated Debt Securities, and in the event that, notwithstanding the foregoing, the Trustee under the Subordinated Indenture or the Holder of any Subordinated Debt Security receives any payment or distribution of assets of any kind or character before all Senior Indebtedness of the Company is paid in full, or effective provision is made for its payments, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay all Senior Indebtedness of the Company then due in full.

     No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on, the Subordinated Debt Securities, whether pursuant to the terms of the Subordinated Debt Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default pursuant to which the maturity of any Senior Indebtedness has been accelerated and, in either case, requisite notice has been given to the Subordinated Debt Securities Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness of the Company, the Holders of the Subordinated Debt Securities shall be subrogated to the rights of holders of Senior Indebtedness of the Company to receive payments or distributions or assets of the Company applicable to Senior Indebtedness of the Company until the Subordinated Debt Securities are paid in full. As a result of these subordination provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than holders of Senior Indebtedness of the Company. (See Article Fourteen of the Subordinated Debt Securities Indenture.) The Subordinated Debt Securities Indenture provisions described in this paragraph, however, do not prevent the Company from making a sinking fund payment with Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof.

     FORM, EXCHANGE, AND TRANSFER: The Debt Securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable Prospectus Supplement, in denominations of $1,000 and any integral multiple thereof. (See Section 302.)

     At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable Prospectus Supplement, Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (See Section 305.)

     Subject to the terms of the Indenture and the limitations applicable to global securities set forth in the applicable Prospectus Supplement, Debt Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Indenture Trustee) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. Unless otherwise provided in the Securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum therewith. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (See Sections 305 and 1002.)

     If the Debt Securities of any series are to be redeemed, the Company will not be required to (i) issue, register the transfer of, or exchange any Debt Security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (See Section 305.)

     PAYMENT AND PAYING AGENTS: Unless otherwise indicated in the applicable Prospectus Supplement, payment of the interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (See Section 307.)

     Principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate with respect to the Debt Securities of such series for such purpose from time to time, except that unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (See Sections 307 and 1002.)

     All moneys paid by the Company to a Paying Agent for the payment of their principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (See
Section 1008.)

     CONCERNING THE INDENTURE TRUSTEE: The Company and its affiliates conduct banking transactions with the Indenture Trustee in the normal course of business.

     GOVERNING LAW: The Indentures will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

              DESCRIPTION OF THE PREFERRED SECURITIES OF THE TRUST

     GENERAL: The Trust may issue only one series of Preferred Securities which shall have the terms described in the Prospectus Supplement relating thereto. The Declaration authorizes the Administrative Trustee to issue on behalf of the Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Bank of New York, an independent trustee, will act as indenture trustee for the Preferred Securities to be issued by the Trust, for the purpose of compliance with the provisions of the Trust Indenture Act. The proceeds from the sale of the Preferred Securities and the Common Securities will be used by the Trust to purchase a corresponding series of Subordinated Debt Securities from the Company. The Subordinated Debt Securities of that series will be held in trust by the Property Trustee for the benefit of the holders of the Trust Securities. Pursuant to the Preferred Securities Guarantee, the Company will agree to make payments of Distributions and payments on redemption or liquidation with respect to such Preferred Securities, but only to the extent the Trust holds funds available therefor and has not made such payments. See "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE". The following summary of the Trust, the Declaration and the Preferred Securities of the Trust does not purport to be complete and is subject to, and qualified in its entirety by the detailed provisions of the Amended and Restated Declaration of Trust and Form of Certificate of Preferred Securities, forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms used under this heading and not otherwise defined hereunder shall have the meanings ascribed thereto in the Amended and Restated Declaration of Trust. Wherever particular provisions or terms defined therein are referred to herein, such provisions or definitions are incorporated by reference as part of the statements made herein and such statements are qualified in their entirety by such reference.

     It is anticipated that the assets of the Trust available for distribution to the holders of its Preferred Securities will be limited to payments from the Company under the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of its Trust Securities. If the Company fails to make a payment on such Subordinated Debt Securities, the Trust will not have sufficient funds to make related payments, including Distributions, on the Preferred Securities. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Trust and as described in the Prospectus Supplement related thereto.

     Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued; (iii) the annual distribution rate or rates (or method of determining such rate or rates) for Preferred Securities and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a periodic basis to holders of such Preferred Securities as of a record date in each period during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative; (v) the obligation or option, if any, of the Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option (with such redemption price to be determined through negotiations among the Company and the underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vi) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (vii) if applicable, any securities exchange upon which the Preferred Securities shall be listed;
(viii) whether the Preferred Securities are to be issued in whole or in part in book-entry form and represented by one or more global certificates, and if so, the identity of the depository for such global certificates and the specific terms of the depository arrangements therefor; and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities not inconsistent with the Declaration or with applicable law. The Preferred Securities will be guaranteed by the Company to the extent set forth below under "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE". The Preferred Securities Guarantee of the Company, when taken together with the Company's obligations under the Subordinated Debt
Securities and the relevant Supplemental Indenture, and its obligations under the Declaration, including obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on Preferred Securities issued by the Trust. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, the Trust will issue one series of Common Securities. The Declaration authorizes the Administrative Trustee to issue on behalf of the Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities will be substantially identical to the terms of the Preferred Securities issued by the Trust and the Common Securities will rank PARI PASSU, and payments will be made thereon pro rata with the Preferred Securities except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the PSCO Trustees. All of the Common Securities of the Trust will be directly or indirectly owned by the Company.

     LIQUIDATION DISTRIBUTION UPON DISSOLUTION: Pursuant to the Declaration, the Trust shall be dissolved on the earliest to occur of: (i) the expiration of the term of the Trust; (ii) the bankruptcy, dissolution or liquidation of the Company or an acceleration of the maturity of the corresponding series of Subordinated Debt Securities held by the Trust; (iii) if provided for in the accompanying Prospectus Supplement, upon the election of the Company to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, cause the distribution of the corresponding series of Subordinated Debt Securities to the holders of the Trust Securities; (iv) the redemption of all of the Trust Securities; and (v) an order for the dissolution of the Trust shall have been entered by a court of competent jurisdiction. The election of the Company pursuant to clause (iii) above shall be made by the Company giving written notice to the PSCO Trustees not less than 30 days prior to the date of distribution of the corresponding series of Subordinated Debt Securities and shall be accompanied by an opinion of counsel that such event will not be a taxable event to the holders of the Trust Securities for federal income tax purposes.

     If a dissolution event occurs as described in clause (ii), (iii), (iv) or
(v) above with respect to the Trust, the Trust shall be liquidated by the PSCO Trustees as expeditiously as the PSCO Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of its Trust Securities a like amount of the Subordinated Debt Securities held by the Trust, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Trust Securities, the aggregate liquidation amount per Trust Security specified in the accompanying Prospectus

Supplement plus accumulated and unpaid distributions thereon to the date of payment (such amount, the "Liquidation Distribution"). If the Liquidation Distribution with respect to the Preferred Securities can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by the Trust on such Preferred Securities shall be paid on a pro rata basis. The holders of the Trust's Common Securities will be entitled to receive the Liquidation Distribution upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Declaration Event of Default (defined below) has occurred and is continuing the Preferred Securities shall have a priority over the Common Securities with respect to payment of such Liquidation Distribution.

     DECLARATION EVENT OF DEFAULT; NOTICE: An Event of Default under the Subordinated Debt Securities Indenture relating to the Subordinated Debt Securities held by the Trust shall constitute a Declaration Event of Default with respect to the Preferred Securities issued by the Trust under the Declaration.

     Within 90 days after the occurrence of any Declaration Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Declaration Event of Default to the holders of the Trust Securities, the Administrative Trustee and the Company, unless such Declaration Event of Default shall have been cured or waived. The Company and the Administrative Trustee are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     Under the Declaration, if the Property Trustee has failed to enforce its rights under the Declaration or the Subordinated Debt Securities Indenture, to the fullest extent permitted by law and subject to the terms of the Declaration and the Subordinated Debt Securities Indenture, any holder of the corresponding Preferred Securities may institute a legal proceeding directly to enforce the Property Trustee's rights under the Declaration or the Subordinated Debt Securities Indenture with respect to Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder without first instituting a legal proceeding against the Property Trustee or any other person. To the extent that any action under the Subordinated Debt Securities Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of a series of Subordinated Debt Securities, holders of the corresponding Preferred Securities may take such action if such action is not taken by the Property
Trustee.   Notwithstanding the foregoing, if a Declaration Event of Default attributable to the Company's failure to pay principal of or premium, if any, or interest on the Subordinated Debt Securities held by the Trust has occurred and is continuing, then each holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of any such payment to such holder, all as provided in the Subordinated Debt Securities Indenture and the Supplemental Indenture thereunder relating to the Subordinated Debt Securities purchased by the Trust.

     REMOVAL OF PSCO TRUSTEES: Unless a Declaration Event of Default has occurred and is continuing, any PSCO Trustee may be removed and replaced at any time by the holder of the Common Securities. If a Declaration Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced at such time only by the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of PSCO Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

     CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE: Unless a Declaration Event of Default has occurred and is continuing, at any time and from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Declaration) may at such time be located, the holder of the Common Securities and the Administrative Trustee shall have the power (i) to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and (ii) to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. If a Declaration Event of Default has occurred and is continuing, only the Property Trustee shall have power to make such appointment.

     MERGER OR CONSOLIDATION OF ISSUER TRUSTEES: Any corporation or other entity into which any PSCO Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any PSCO Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any PSCO Trustee, shall be the successor of such PSCO Trustee under the applicable Declaration, provided such corporation or other entity shall be otherwise qualified and eligible.

     MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST: The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "Liquidation Distribution Upon Dissolution". The Trust may, at the request of the Company, with the consent of the Administrative Trustee and without the consent of the holders of its Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State, provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to such Preferred Securities or (b) substitutes for such Preferred Securities other securities substantially similar to such Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities rank with respect to the payment of Distributions and payments upon redemption and liquidation, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the corresponding series of Subordinated Debt Securities, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause such Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially similar to that of the Trust,
(vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of counsel to the Trust to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and Declaration. Notwithstanding the foregoing, the Trust shall not, except with the consent of all holders of its Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

     VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT: Except as provided below and under "Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "DESCRIPTION OF THE GUARANTEE--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     The Declaration may be amended from time to time by the Company and the PSCO Trustees, without the consent of the holders of the corresponding Preferred Securities, (i) to cure any ambiguity, defect or inconsistency or (ii) to make any other change that does not adversely affect in any material respect the interests of any holder of such Preferred Securities. The Declaration may be amended by the Company and the PSCO Trustees in any other respect, with the consent of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities, except to (i) change the amount, timing or currency or otherwise adversely affect the method of payment of any distribution or Liquidation Distribution on the Trust Securities, (ii) restrict the right of a holder of any such Preferred Security to institute suit for enforcement of any distribution, Redemption Price or Liquidation Distribution on the Trust Securities, (iii) change the purpose of the Trust, (iv) authorize the issuance of any additional beneficial interests in the Trust, (v) change the redemption provisions of the Trust Securities, (vi) change the conditions precedent for the Company to elect to dissolve the Trust and distribute the Subordinated Debt Securities to the holders of such Trust Securities or (vii) affect the limited liability of any holder of such Preferred Securities, which amendment requires the consent of each holder of the related Preferred Securities affected thereby. Notwithstanding the foregoing, no amendment may be made without receipt by the Trust of an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act.

     The PSCO Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Securities Indenture Trustee or executing any trust or power conferred on the Subordinated Debt Securities Indenture Trustee with respect to the Subordinated Debt Securities held by the Trust, (ii) waive any past default pursuant to
Section 513 of the Subordinated Debt Securities Indenture, (iii) exercise any right to rescind or annul an acceleration of the principal of such Subordinated Debt Securities, or (iv) consent to any amendment or modification of the Subordinated Debt Securities Indenture, where such consent shall be required, without, in each case, obtaining the prior consent of the holders of at least a majority in aggregate liquidation amount of all outstanding Preferred Securities; provided, however, that where a consent under the Subordinated Debt Securities Indenture would require the consent of each holder of Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The PSCO Trustees shall not revoke any action previously authorized or approved by a vote of the holders of such Preferred Securities except by subsequent vote of the holders thereof. The Property Trustee shall notify all holders of Preferred Securities of any notice received from the Subordinated Debt Securities Indenture Trustee as a result of the Trust being the holder of the Subordinated Debt Securities. In addition to obtaining the consent of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the PSCO Trustees shall obtain an opinion of counsel to the effect that the Trust will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes on account of such action and will continue to be classified as a grantor trust for federal income tax purposes.

     Any required consent of holders of Preferred Securities may be given at a meeting of holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Preferred Securities in the manner set forth in the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under certain circumstances, any Preferred Securities that are owned by the Company, the PSCO Trustees or any affiliate of the Company or any PSCO Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     INFORMATION CONCERNING THE PROPERTY TRUSTEE: The Property Trustee is the sole trustee under the Declaration for purposes of the Trust Indenture Act and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The Property

Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, upon a Declaration Event of Default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Declaration Event of Default has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Preferred Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

     MISCELLANEOUS: The Administrative Trustee is authorized and directed to conduct the affairs of and to operate the Trust in such a way that (i) it will not be deemed to be an "investment company" required to be registered under the Investment Company Act or to be taxed as a corporation or partnership for federal income tax purposes, (ii) it will be classified as a grantor trust for federal income tax purposes and (iii) the Subordinated Debt Securities held by it will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Company and the Administrative Trustee are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustee determine in their discretion to be necessary or desirable for such purposes, even if such action adversely affects the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights. The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

     Except as otherwise provided in the Declaration, any action requiring the consent or vote of the PSCO Trustees shall be approved by the Administrative Trustee.

     GOVERNING LAW: The Declaration will be governed by and construed in accordance with the laws of the State of Delaware.

                  DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act and The Bank of New York will act as indenture trustee (the "Preferred Securities Guarantee Trustee") under the Preferred Securities Guarantee for the purposes of compliance with the Trust Indenture Act. The Preferred Securities Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities issued by the Trust. The following summary of the Preferred Securities Guarantee does not purport to be complete and is qualified in its entirety by the detailed provisions of the Preferred Securities Guarantee, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used under this heading and not otherwise defined hereunder shall have the meanings ascribed thereto in the Preferred Securities Guarantee. Whenever particular provisions or terms defined therein are referred to herein, such provisions or definitions are incorporated by reference as part of the statements made herein and such statements are qualified in their entirety by such reference.

     GENERAL: The Company will irrevocably agree, to the extent set forth in the Preferred Securities Guarantee, to pay in full, to the holders of the Preferred Securities issued by the Trust, the Preferred

Securities Guarantee Payments (as defined below) (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments, to the extent not paid by the Trust (the "Preferred Securities Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication), (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that the Trust has funds available therefor, (ii) the redemption price (the "Redemption Price") and all accrued and unpaid Distributions to the date of redemption to the extent that the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution and liquidation of the Trust (other than in connection with a distribution of Subordinated Debt Securities to holders of such Preferred Securities or the redemption of all such Preferred Securities), the lesser of (a) the aggregate of the liquidation amount specified in the Prospectus Supplement per Preferred Security plus all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon a dissolution and liquidation of the Trust (the "Liquidation Payment"). The Company's obligation to make a Preferred Securities Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Trust to pay such amounts to such holders.
While the assets of the Company will not be available pursuant to the Preferred Securities Guarantee for the payment of any distribution, Liquidation Payment or Redemption Price on any Preferred Securities if the Trust does not have funds available therefor as described above, the Company has agreed under the Declaration to pay all expenses of the Trust except the Trust's obligations under its Preferred Securities. Accordingly, the Preferred Securities Guarantee, together with the backup undertakings consisting of the Company's obligations under the Declaration, the corresponding series of Subordinated Debt Securities and the relevant Supplemental Indenture provide for the Company's full and unconditional guarantee of the Preferred Securities.

     No single document executed by the Company in connection with the issuance of the Preferred Securities will provide for the Company's full and unconditional Preferred Securities Guarantee of the Preferred Securities.
It is only the combined operation of the Company's obligations under the Preferred Securities Guarantee, the Declaration, the corresponding series of Subordinated Debt Securities and the relevant Supplemental Indenture that has the effect of providing a full and unconditional guarantee of the Trust's obligations under its Preferred Securities.

     STATUS OF THE PREFERRED SECURITIES GUARANTEE: The Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank
(a) subordinate and junior in right of payment to all general liabilities of the Company, (b) PARI PASSU with the senior most preferred stock now or hereafter issued by the Company and with any guarantee now or hereafter issued by the Company in respect of preferred stock of any affiliate of the Company and (c) senior to the Company's common stock. The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee. The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will not be discharged except by payment of the Preferred Securities Guarantee Payments in full to the extent not previously paid or upon distribution to the holders of the Preferred Securities of the corresponding series of Subordinated Debt Securities pursuant to the Declaration.

     AMENDMENTS AND ASSIGNMENT: Except with respect to any changes which do not adversely affect the rights of holders of the Preferred Securities in any material respect (in which case no consent of the holders will be required), the Preferred Securities Guarantee may not be amended without the prior approval of the holders of at least a majority in aggregate liquidation amount of the Preferred Securities (excluding any Preferred Securities held by the Company or an affiliate thereof). The manner of obtaining any such approval will be as set forth under "DESCRIPTION OF THE PREFERRED SECURITIES OF THE TRUST -- Voting Rights; Amendment of Trust Agreement". All guarantees and agreements contained in the Preferred Securities

Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities.

     PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT: An event of default under the Preferred Securities Guarantee (a "Preferred Securities Guarantee Event of Default") will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, provided that except with respect to the Preferred Securities Guarantee Event of Default resulting from a failure to make any of the Preferred Securities Guarantee Payments, the Company shall have received notice of such Preferred Securities Guarantee Event of Default from the Preferred Securities Guarantee Trustee and shall not have cured such Preferred Securities Guarantee Event of Default within 60 days after receipt of such notice. The holders of at least a majority in aggregate liquidation amount of the Preferred Securities (excluding any Preferred Securities held by the Company or an affiliate thereof) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of such Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee.

     Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity.

     INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE: The Preferred Securities Guarantee Trustee, other than during the occurrence and continuance of a Preferred Securities Guarantee Event of Default, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after a Preferred Securities Guarantee Event of Default, to exercise the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     TERMINATION OF THE PREFERRED SECURITIES GUARANTEE: The Preferred Securities Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Payment for the Preferred Securities or upon distribution of the corresponding series of Subordinated Debt Securities to the holders of the Preferred Securities. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.

     GOVERNING LAW: The Preferred Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                     RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                          THE PREFERRED SECURITIES GUARANTEE
                AND THE SUBORDINATED DEBT SECURITIES HELD BY THE TRUST

     Payments of Distributions and redemption and liquidation payments due on the Preferred Securities (to the extent the Trust has funds available for such payments) will be guaranteed by the Company as and to the extent set forth under "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE". No single document executed by the Company in connection with the issuance of the Preferred Securities will provide for the Company's full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of the Company's obligations under the Preferred Securities Guarantee, the Declaration, the corresponding series of Subordinated Debt Securities and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under its Preferred Securities.

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Preferred Securities Guarantee Trustee, the Trust or any other person or entity.

     As long as the Company makes payments of interest and other payments when due on the Subordinated Debt Securities held by the Trust, such payments will be sufficient to cover the payment of Distributions and redemption and Liquidation Distributions due on the Preferred Securities, primarily because (i) the aggregate principal amount of such Subordinated Debt Securities will be equal to the sum of the aggregate liquidation amount of the Preferred Securities and Common Securities, (ii) the interest rate and interest and other payment dates on such Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Preferred Securities, (iii) the Declaration provides that the Company shall pay for all and any costs, expenses and liabilities of the Trust of such Preferred Securities except the Trust's obligations under the Preferred Securities, and (iv) the Declaration provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust. If and to the extent that the Company does not make payments on such Subordinated Debt Securities, the Trust will not have funds available to make payments of Distributions or other amounts due on the Preferred Securities.

     A principal difference between the rights of a holder of a Preferred Security (which represents an undivided beneficial interest in the assets of the Trust thereof) and a holder of a Subordinated Debt Security is that a holder of a Subordinated Debt Security will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of Subordinated Debt Securities held, while a holder of Preferred Securities is entitled to receive Distributions only if and to the extent the Trust has funds available for the payment of such Distributions.

     Upon any voluntary or involuntary dissolution or liquidation of the Trust not involving a distribution of the Subordinated Debt Securities held by the Trust, after satisfaction of liabilities to creditors of the Trust, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "DESCRIPTION OF THE PREFERRED SECURITIES OF THE TRUST -- Liquidation Distribution Upon Dissolution". Upon any voluntary liquidation or bankruptcy of the Company, the Trust, as holder of the Subordinated Debt Securities, would be a creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of the Company receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute an Event of Default under the Subordinated Debt Securities Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Subordinated Debt Securities provide that no payments may be made in respect of the Subordinated Debt Securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Subordinated Debt Securities would constitute an Event of Default under the Subordinated Debt Securities.

                              VALIDITY OF THE SECURITIES

     Except as set forth below, the validity of the Offered Securities of the Company will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Certain legal matters in connection with the Offered Securities will be passed upon for the underwriters by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. Certain United States federal income taxation matters will be passed upon for the Company and the Trust by LeBoeuf, Lamb, Greene & MacRae, L.L.P, special tax counsel to the Company and the Trust. All legal matters pertaining to title and the respective liens of the 1993 Mortgage and the 1939 Mortgage will be passed upon only by LeBoeuf, Lamb, Greene & MacRae, L.L.P. Cahill Gordon & Reindel from time to time renders legal services to the Company. At March 31, 1998, Gary W. Wolf, a partner in that firm, beneficially owned 2,383 shares of common stock of New Century Energies, Inc., the parent company of the Company. In giving their opinion, Cahill Gordon & Reindel may rely as to all matters of Colorado law upon the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                     EXPERTS

     The consolidated balance sheets and statements of capitalization of the Company and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, and the related financial statement schedule, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, included in the New Century Energies, Inc. combined Annual Report on Form 10-K for the year ended December 31, 1997, which statements and schedule are incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                               PLAN OF DISTRIBUTION

     The Company and/or the Trust may sell the Offered Securities: (i) directly to purchasers, (ii) to or through underwriters, or (iii) through agents or dealers. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any such underwriters, agents or dealers; the purchase price of the Offered Securities and the net proceeds to the Company and/or the Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; the initial public offering price; any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in any sale, the Offered Securities will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     If dealers are utilized in a sale of Offered Securities, the Company and/or the Trust will sell such Offered Securities to the dealers as principal. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     The Offered Securities may be sold directly by the Company and/or the Trust or through agents designated by the Company and/or the Trust from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the Trust to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Agents, dealers and underwriters may be entitled under agreements with the Company and/or the Trust to indemnification by the Company and/or the Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company and/or the Trust in the ordinary course of business.

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     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR ARE THEY AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.

                                ----------------------

                                  TABLE OF CONTENTS

                                PROSPECTUS SUPPLEMENT

                                                                      PAGE
                                                                      ----
Certain Terms of the Offered Bonds . . . . . . . . . . . . . . . . . .S-2
Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .S-5
Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6

                                      PROSPECTUS

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . .3
Incorporation of Certain Documents by Reference. . . . . . . . . . . . .3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
The Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Ratio of Consolidated Earnings to Consolidated
    Fixed Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .6
Description of the New Bonds . . . . . . . . . . . . . . . . . . . . . .6
Description of the 1939 Mortgage . . . . . . . . . . . . . . . . . . . 21
Description of the Debt Securities . . . . . . . . . . . . . . . . . . 26
Description of the Preferred
    Securities of the Trust. . . . . . . . . . . . . . . . . . . . . . 33
Description of the Preferred
    Securities Guarantee . . . . . . . . . . . . . . . . . . . . . . . 39
Relationship Among the Preferred Securities, the
    Preferred Securities Guarantee and the
    Subordinated Debt Securities Held by the Trust . . . . . . . . . . 41
Validity of the Securities . . . . . . . . . . . . . . . . . . . . . . 42
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 42

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                                     $250,000,000



                                PUBLIC SERVICE COMPANY
                                     OF COLORADO





                            FIRST COLLATERAL TRUST BONDS,
                                     SERIES NO. 6

                                  6% BONDS DUE 2003


                                 -------------------

                                PROSPECTUS SUPPLEMENT

                                    April 15, 1998

                                 -------------------






                                 SALOMON SMITH BARNEY
                            BANCAMERICA ROBERTSON STEPHENS
                                CHASE SECURITIES INC.
                                  J.P. MORGAN & CO.




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